                                                                 EXHIBIT 10.7(a)


===============================================================================



                                CREDIT AGREEMENT


         --------------------------------------------------------------



                           AEI HOLDING COMPANY, INC.

                                  as Borrower


                           NATIONSBANK OF TEXAS, N.A.

                                    as Agent


                    NATIONSBANC MONTGOMERY SECURITIES, INC.

                                  as Arranger


                                 CERTAIN BANKS

                                   as Lenders



         -------------------------------------------------------------


                                  $50,000,000

                               November 11, 1997




===============================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I - Definitions and References............................................................................1
         Section 1.1.      Defined Terms..........................................................................1
         Section 1.2.      Exhibits and Schedules; Additional Definitions........................................23
         Section 1.3.      Amendment of Defined Instruments......................................................23
         Section 1.4.      References and Titles.................................................................23
         Section 1.5.      Calculations and Determinations.......................................................24

ARTICLE II - The Loans and Letters of Credit ....................................................................24
         Section 2.1.      Commitments to Lend; Notes............................................................24
         Section 2.2.      Requests for New Loans................................................................25
         Section 2.3.      Continuations and Conversions of Existing Loans.......................................26
         Section 2.4.      Use of Proceeds.......................................................................27
         Section 2.5.      Fees..................................................................................27
         Section 2.6.      Optional Prepayments..................................................................27
         Section 2.7.      Mandatory Prepayments.................................................................28
         Section 2.8.      Initial Borrowing Base................................................................28
         Section 2.9.      Subsequent Redeterminations of Borrowing Base.........................................28
         Section 2.10.     Letters of Credit.....................................................................28
         Section 2.11.     Requesting Letters of Credit..........................................................29
         Section 2.12.     Reimbursement and Participations......................................................29
         Section 2.13.     Letter of Credit Fees.................................................................31
         Section 2.14.     No Duty to Inquire....................................................................31
         Section 2.15.     LC Collateral.........................................................................32

ARTICLE III - Payments to Lenders................................................................................33
         Section 3.1.      General Procedures....................................................................33
         Section 3.2.      Increased Cost and Reduced Return.....................................................34
         Section 3.3.      Limitation on Types of Loans..........................................................36
         Section 3.4.      Illegality............................................................................36
         Section 3.5.      Treatment of Affected Loans...........................................................36
         Section 3.6.      Compensation..........................................................................37
         Section 3.7.      Taxes.................................................................................38
         Section 3.8.      Compensation Procedure................................................................39

ARTICLE IV - Conditions Precedent to Lending.....................................................................40
         Section 4.1.      Documents to be Delivered.............................................................40
         Section 4.2.      Additional Conditions Precedent to First Loan.........................................41
         Section 4.3.      Additional Conditions Precedent to All Loans..........................................42

ARTICLE V - Representations and Warranties.......................................................................43
         Section 5.1.      No Default............................................................................43

         Section 5.2.      Organization and Good Standing........................................................43
         Section 5.3.      Authorization.........................................................................43
         Section 5.4.      No Conflicts or Consents..............................................................43
         Section 5.5.      Enforceable Obligations...............................................................44
         Section 5.6.      Initial Financial Statements..........................................................44
         Section 5.7.      Other Obligations and Restrictions....................................................44
         Section 5.8.      Full Disclosure.......................................................................44
         Section 5.9.      Litigation............................................................................45
         Section 5.10.     Labor Disputes and Acts of God........................................................45
         Section 5.11.     ERISA Plans and Liabilities...........................................................45
         Section 5.12.     Mining and Environmental and Other Laws...............................................46
         Section 5.13.     Names and Places of Business..........................................................46
         Section 5.14.     Borrower's Subsidiaries...............................................................46
         Section 5.15.     Title to Properties, Licenses, Permits, Leases  and Contracts.........................46
         Section 5.16.     Government Regulation.................................................................47
         Section 5.17.     Insider...............................................................................47

ARTICLE VI - Affirmative Covenants of Borrower...................................................................47
         Section 6.1.      Payment and Performance...............................................................47
         Section 6.2.      Books, Financial Statements and Reports...............................................47
         Section 6.3.      Other Information and Inspections.  ..................................................49
         Section 6.4.      Notice of Material Events and Change of Address.......................................49
         Section 6.5.      Maintenance of Properties.............................................................50
         Section 6.6.      Maintenance of Existence, Qualifications and Permits..................................51
         Section 6.7.      Payment of Trade Liabilities, Taxes, etc..............................................51
         Section 6.8.      Insurance.............................................................................52
         Section 6.9.      Performance on Borrower's Behalf......................................................52
         Section 6.10.     Interest..............................................................................52
         Section 6.11.     Compliance with Agreements and Law....................................................52
         Section 6.12.     Evidence of Compliance................................................................52
         Section 6.13.     Solvency..............................................................................52
         Section 6.14.     Agreement to Deliver Security Documents...............................................52
         Section 6.15.     Perfection and Protection of Security Interests and Liens.............................53
         Section 6.16.     Bank Accounts; Offset.................................................................53
         Section 6.17.     Subsidiary Guaranties.................................................................53
         Section 6.18.     Coal Sales Agreements.................................................................54
         Section 6.19.     Exploration and Reserves..............................................................54
         Section 6.20.     Coors Letter of Credit................................................................54

ARTICLE VII - Negative Covenants of Borrower.....................................................................54
         Section 7.1.      Indebtedness..........................................................................55
         Section 7.2.      Limitation on Liens...................................................................56
         Section 7.3.      Intentionally Omitted.................................................................56
         Section 7.4.      Limitation on Mergers, Issuances of Securities........................................56

         Section 7.5.      Limitation on Sales of Property.......................................................57
         Section 7.6.      Limitation on Distributions and Redemptions...........................................57
         Section 7.7.      Limitation on Investments and New Businesses..........................................58
         Section 7.8.      Limitation on Credit Extensions.......................................................58
         Section 7.9.      Transactions with Affiliates..........................................................58
         Section 7.10.     Certain Contracts; Amendments; Multiemployer ERISA Plans..............................59
         Section 7.11.     Fiscal Year...........................................................................59
         Section 7.12.     Current Ratio.........................................................................59
         Section 7.13.     Net Debt to EBITDA Ratio..............................................................59
         Section 7.14.     Net Worth.............................................................................59
         Section 7.15.     Senior Debt Leverage..................................................................59
         Section 7.16.     Fixed Charge Ratio....................................................................60

ARTICLE VIII - Events of Default and Remedies....................................................................60
         Section 8.1.      Events of Default.....................................................................60
         Section 8.2.      Remedies..............................................................................63

ARTICLE IX - Agent...............................................................................................63
         Section 9.1.      Appointment, Powers, and Immunities...................................................63
         Section 9.2.      Reliance by Agent.....................................................................64
         Section 9.3.      Defaults..............................................................................64
         Section 9.4.      Rights as Lender......................................................................64
         Section 9.5.      Indemnification.......................................................................65
         Section 9.6.      Non-Reliance on Agent and Other Lenders...............................................65
         Section 9.7.      Resignation of Agent..................................................................65
         Section 9.8.      Sharing of Set-Offs and Other Payments................................................66
         Section 9.9.      Investments...........................................................................66
         Section 9.10.     Benefit of Article IX.................................................................66

ARTICLE X - Miscellaneous........................................................................................67
         Section 10.1.     Waivers and Amendments; Acknowledgments...............................................67
         Section 10.2.     Survival of Agreements; Cumulative Nature.............................................69
         Section 10.3.     Notices...............................................................................69
         Section 10.4.     Payment of Expenses; Indemnity........................................................69
         Section 10.5.     Joint and Several Liability; Parties in Interest......................................71
         Section 10.6.     Assignments and Participations........................................................71
         Section 10.7.     Confidentiality.......................................................................73
         Section 10.8.     Governing Law; Submission to Process..................................................73
         Section 10.9.     Limitation on Interest................................................................75
         Section 10.10.            Termination: Limited Survival.................................................76
         Section 10.11.            Severability..................................................................76
         Section 10.12.            Counterparts..................................................................76
         Section 10.13.            Waiver of Jury Trial, Punitive Damages, etc...................................76
         Section 10.14.            Restatement...................................................................77

         Section 10.15.    No Novation or Release................................................................77
         Section 10.16.    Effectiveness of Agreement............................................................77


SCHEDULES

         Schedule 1.       Disclosure Schedule
         Schedule 2.       Security Schedule
         Schedule 3.       Lenders Schedule
         Schedule 4.       Insurance Schedule



EXHIBITS

         Exhibit A.        Note
         Exhibit B.        Borrowing Notice
         Exhibit C.        Continuation/Conversion Notice
         Exhibit D.        Certificate Accompanying Financial Statements
         Exhibit E.        Assignment and Acceptance
         Exhibit F.        Form of Subsidiary Guaranty
         Exhibit G.        Opinion of Borrower's Counsel
         Exhibit H.        Standby Letter of Credit Application and Agreement

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT is made as of November 11, 1997, by and among AEI Holding Company, Inc., a Delaware corporation (herein called "Borrower"), NationsBank of Texas, N.A., a national banking association ("NationsBank"), individually and as agent (herein called "Agent"), and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

        "Acquisition Purchase Price" means the sum of (i) all cash delivered to the seller or its designee for a Permitted Acquisition; (ii) the face amount of promissory notes made by any Restricted Person and delivered to the seller or its designee in connection with such Permitted Acquisition; and (iii) the remaining balance of any Capital Leases assumed by any Restricted Person in connection with such Permitted Acquisition.

        "Addington Mining" means Addington Mining, Inc., a Kentucky corporation and wholly-owned subsidiary of Borrower.

        "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the per annum rate equal to the sum of (a) the Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Adjusted Eurodollar Rate shall ever exceed the Highest Lawful Rate.

        "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

               (a)  to vote 10% Voting Stock of such Person; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

       "Agent" means NationsBank, as Agent hereunder, and its successors in such capacity; provided, however, that until such time as a Lender other than NationsBank becomes a party hereto, "Agent" shall mean NationsBank, individually.

        "Agreement" means this Credit Agreement.

        "Alternate Base Rate" means the per annum rate equal to (a) the Base Rate Margin plus (b) the higher of (i) the Prime Rate and (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum. If the Base Rate Margin, Prime Rate or the Federal Funds Rate, as the case may be, changes after the date hereof the Alternate Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower, from time to time as of the effective time of each such change. The Alternate Base Rate shall in no event, however, exceed the Highest Lawful Rate.

        "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the Lender Schedule or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and with respect to Agent, the office, branch, or agency through which it administers this Agreement.

        "Appraisal Report" means the Initial Appraisal and each subsequent appraisal report covering rolling stock and other equipment of the Restricted Persons prepared by an independent appraiser acceptable to Agent and in a form acceptable to Agent and delivered to Agent.

        "Appraised Equipment." means, at any time, all rolling stock and other equipment of the Borrowing Base Persons covered by the most recent Appraisal Report.

        "Arm's Length Transaction" means, with respect to any transaction between a Restricted Person and one of its Affiliates, that the terms thereof are no less favorable to such Restricted Person than those which could have been obtained at the time of such transaction in arm's-length dealing with Persons other than such Affiliate.

        "Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

        "Base Rate Margin" means (a) on each day other than a day during a Default Period, the Non-Default Base Rate Margin; and (b) on each day during a Default Period, the Default Base Rate Margin.

        "Base Rate Payment Date" means (a) the last day of March, June, September and December of each year, beginning December 31, 1997, and (b) any day on which past due interest or principal is owed under the Notes and is unpaid. If the terms of any Loan Document provide that payments of interest or principal on the Notes shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

        "Borrower" means AEI Holding Company, Inc., a Delaware corporation.

        "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

        "Borrowing Base" means, at any time, an amount equal to the sum of (a) ninety percent (90%) of the face amount of Eligible Receivables, plus (b) fifty percent (50%) of Eligible Coal Inventory, plus (c) fifty percent (50%) of Eligible Parts Inventory, but in no event shall Eligible Parts Inventory exceed ten percent (10%) of the total Borrowing Base, plus (d) sixty percent (60%) of the fair market value of the Eligible Appraised Equipment as reflected in the most recent Appraisal Report, plus (e) the Fixed Asset Value; but in no event shall the Borrowing Base exceed the Commitment.

        "Borrowing Base Deficiency" has the meaning given it in Section 2.7(a).

        "Borrowing Base Persons" means, collectively, Borrower, Addington Mining, Tennessee Mining, Ikerd-Bandy and Bowie.

        "Borrowing Base Report" means a report describing the Eligible Accounts Receivables, the Eligible Coal Inventory, the Eligible Parts Inventory and the Eligible Appraised Equipment in a form acceptable to Agent, together with the following attachments: (a) a detailed aged schedule of all Eligible Accounts Receivable as of the date specified in such report, (b) a schedule of Eligible Inventory, setting forth the location of all such Eligible Inventory, identifying any Eligible Inventory not in the possession of the Restricted Persons, and including the name of the Person in possession thereof, each such schedule to be in a form acceptable to Agent.

        "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

        "Bowie" means Bowie Resources, Limited, a Colorado corporation.

        "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association, limited liability company or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means investments in:

               (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

               (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency, or with Kentucky Bank and Trust; provided that the aggregate amount of such deposits and the repurchase obligations from Kentucky Bank and Trust described in the following subsection (c) do not exceed $10,000,000.

               (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above.

               (d) open market commercial paper, maturing within 360 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

               (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

        "Change of Control" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or group of related "persons" (a "Group") (as such terms are used in Section 13(d)(3) of the Exchange Act), (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (c) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "Person" (as defined above) or Group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than thirty percent (30%) of the outstanding Voting Stock of Borrower having the right to elect directors under ordinary circumstances, or (d) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

        "Coal" means all of the coal and other minerals produced, severed from and located on the properties which are described in the deeds of trust and mortgages listed on the Security Schedule, and all of the in place, produced and severed coal located in, on, or under all other properties owned or leased by the Restricted Persons. With respect to properties hereafter acquired by any Restricted Person "Coal" means in place, produced and severed coal, as to such properties which are mortgageable, and produced and severed Coal as to such properties which are not mortgageable.

        "Coal Sales Agreements" means contracts, verbal or written, now in effect and hereafter entered into by any Restricted Person for the sale, purchase, exchange, processing or handling of Coal.

        "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

        "Commitment" means $50,000,000.

        "Commitment Fee Rate" means (a) on, and on each day prior to, March 31, 1998, 0.75 percent (75bp), and (b) on each day thereafter:

        (i) 0.25 percent (25bp) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 2.5 to 1,

        (ii) 0.35 percent (35bp) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 3.0 to 1, but greater than 2.5 to 1,

        (iii) 0.40 percent (40bp) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 3.5 to 1, but greater than 3.0 to 1,

        (iv) 0.45 percent (45bp) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 4.0 to 1, but greater than 3.5 to 1, and

        (v) 0.50 percent (50bp) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 4.5 to 1, but greater than 4.0 to 1;

provided that none of the percentages described in clauses (b)(i) through
(b)(v) of this definition shall become effective unless Borrower has delivered to Agent its financial statements for the Fiscal Quarter ended March 31, 1998 as required by Section 6.2(b), and the percentage set forth in clause (a) of this definition shall remain in effect.

        "Commitment Period" means the period from and including the date hereof until and including the Maturity Date (or, if earlier, the day on which the Notes first become due and payable in full).

        "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

        "Consolidated Net Worth" means the sum of (a) the remainder of all Consolidated assets of Borrower, minus all Consolidated Liabilities of Borrower which under GAAP would be shown on Borrower's balance sheet as a liability and
(b) all Liabilities of Borrower to its shareholders that have been subordinated to the Obligations pursuant to the Subordination Agreement.

        "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

        "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Borrower who (a) was a member of such Board of Directors on the date hereof or

(b) was nominated for election or elected to such Board of Directors with the approval of (i) two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (ii) two-thirds of those Directors who were previously approved by Continuing Directors.

        "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

        "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

        "Default Base Rate Margin" means on any day the rate of interest equal to the Non-Default Base Rate Margin for such day plus two percent (2%) per annum.

        "Default Eurodollar Margin" means on any day the rate of interest equal to the Non-Default Eurodollar Margin for such day plus two percent (2%) per annum.

        "Default Period" means any day on which and each period of consecutive days during which a Default or Event of Default has occurred and is continuing.

        "Default Rate" means on any day the per annum rate equal to (a) the Default Base Rate Margin plus (b) the higher of (i) the Prime Rate and (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum. If the Prime Rate or the Federal Funds Rate, as the case may be, changes after the date hereof the Default Rate shall be automatically increased or decreased, as the case may be at the time of each such change. The Default Rate shall in no event, however, exceed the Highest Lawful Rate.

        "Disclosure Report" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under
Section 6.2(b).

        "Disclosure Schedule" means Schedule 1 hereto.

        "Disqualified Stock" means any capital stock of Borrower that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for indebtedness or other Disqualified Stock.

        "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of the Capital Stock of such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any Capital Stock in such Restricted Person (including any such option or warrant).

        "EBITDA" means, for any Person for any period, the sum of (a) the Consolidated Net Income of such Person during such period, plus (b) all interest paid or accrued during such period on Indebtedness (including amortization of original issue discount and the interest component of any deferred payment obligations and Capital Lease Obligations) which was deducted in determining such Consolidated Net Income, plus (c) all income taxes which were deducted in determining such Consolidated Net Income, plus (d) all depletion, depreciation and amortization (including amortization of good will and debt issue costs) which were deducted in determining such Consolidated Net Income, minus (e) all non-cash items of income which were included in determining such Consolidated Net Income. For Fiscal Quarters ending on or before March 31, 1998, EBITDA shall be calculated on an annualized basis taking into account each Fiscal Quarter in the period from and including July 1, 1997 until and including the last day of such Fiscal Quarter. For each Fiscal Quarter thereafter, EBITDA shall be calculated for the Four Quarter Period then ended.

        "Eligible Accounts Receivable" means the gross amount of the Borrowing Base Persons' accounts receivable that conform to the warranties contained in the Loan Documents, including without limitation that Agent shall have a validly perfected first and exclusive security interest therein, subject to Permitted Liens, and which at all times continue to be acceptable to Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and (b) reserves for:
(i) sales to the United States of America or to any agency, department or division thereof unless the Borrowing Base Persons have complied with all requirements in connection with the assignment of such account to Agent of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. Sec. 3727, 41 U.S.C. Sec. 15, or successor or similar applicable laws; (ii) foreign sales, other than sales to Mitsui Matsushima Co., Ltd. not to exceed a maximum aggregate amount designated by Agent from time to time and sales secured by stand-by letters of credit (in form and substance satisfactory to Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency; (iii) accounts that remain unpaid more than ninety (90) days from invoice date; (iv) contras; (v) sales to any Affiliates of the Borrowing Base Persons; (vi) bill and hold (deferred shipment) or consignment sales; (vii) sales to any customer which is
(a) insolvent, (the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law), (b) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise or composition of its debts, (c) financially unacceptable to Agent or has a credit rating unacceptable to Agent or (d) located in the States of Indiana, New Jersey or Minnesota; provided, however that such restriction shall not apply to an account receivable if at the time the account receivable was created and at all times thereafter (x) the Borrowing Base Person to which such account receivable is owed had filed and has maintained effective a CURRENT Notice of Business Activities Report with the appropriate office or agency of the State of Indiana, New Jersey or Minnesota, as applicable or (y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date; (viii) Unbilled Sales exceeding $8,000,000 in the aggregate at any particular time;
(ix) any other reasons deemed necessary by Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of Agent; and (x) an amount representing, historically, returns, discounts, claims, credits and allowances.

        "Eligible Appraised Equipment " means all Appraised Equipment which is owned by the Borrowing Base Persons, which conforms to the warranties contained in the Loan Documents, including without limitation that Agent shall have a validly perfected first and exclusive security interest therein (subject to Permitted Liens) and which at all times continues to be acceptable to Agent in the exercise of its reasonable business judgment, excluding Appraised Equipment which is (a) located outside the United States; (b) located on leased or mortgaged premises and the lessor, landlord or mortgagee of such premises has not executed a lien waiver in respect of such Appraised Equipment (if the Agent in its sole discretion deems such waiver necessary) or (c) on lease or consignment to any Person.

        "Eligible Coal Inventory" means the gross amount of the Borrowing Base Persons' Inventory consisting of mined coal that is wash plant inventory or stockpiled inventory (as set forth on Borrower's detailed balance sheet), that conforms to the warranties contained in the Loan Documents, including without limitation that Agent shall have a validly perfected first and exclusive security interest therein, subject to Permitted Liens, and which at all times continues to be acceptable to Agent in the exercise of its reasonable business judgment, less (or excluding) any (a) work-in-progress, (b) supplies and raw materials, (c) goods not present in the United States of America, (d) goods returned or rejected by the Borrowing Base Persons' customers, (e) goods to be returned to the Borrowing Base Persons' suppliers, (f) goods in transit to third parties, (g) goods which do not meet all applicable standards imposed by any governmental Person having regulatory authority over such inventory, its use or its sale, (h) goods which are not currently usable or currently saleable in the normal course of the Borrowing Base Persons' business without notice to, or consent of, any governmental Person, (i) inventory which Agent determines, in the exercise of its reasonable business judgment, to be unacceptable due to age, type, category and/or quantity, (j) inventory which is consigned to a third party for sale or is on consignment from a third party to the Borrowing Base Persons for sale; and less any reserves required by Agent in its reasonable business judgment. Eligible Coal Inventory shall be valued at the lower of cost determined on a first-in-first-out basis (determined in accordance with GAAP, consistently applied) or market value.

        "Eligible Inventory" means, collectively, Eligible Coal Inventory and Eligible Parts Inventory.

        "Eligible Parts Inventory" means all parts and accessories held by the Borrowing Base Persons to be used in or attached to their Operating Equipment that conform to the warranties contained in the Loan Documents, including without limitation that Agent shall have a validly perfected first and exclusive security interest therein, subject to Permitted Liens, and which at all times continues to be acceptable to Agent in the exercise of its reasonable business judgment, less (or excluding) any (a) parts or accessories which Agent determines, in the exercise of its reasonable business judgment, to be unacceptable due to age, type, category and/or quantity, (b) parts and accessories which are consigned to a third party for sale or are on consignment from a third party to the Borrowing Base Persons for sale; and less any reserves required by Agent in its reasonable business judgment. Eligible Parts Inventory shall be valued at the lower of cost determined on a first-in-first-out basis (determined in accordance with GAAP, consistently applied) or market value.

        "Eligible Transferee" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent and so long as no Default or Event of Default is continuing by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

        "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

        "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

        "Eurodollar Loan" means a Loan that bears interest at rates based upon the Adjusted Eurodollar Rate.

        "Eurodollar Margin" means (a) on each day other than a day during a Default Period, the Non-Default Eurodollar Margin; and (b) on each day during a Default Period, the Default Eurodollar Margin.

        "Eurodollar Rate" means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

        "Eurodollar Rate Payment Date" means, with respect to any Eurodollar
Loan: (a) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (b) any day on which past due interest or past due principal is owed under the Notes with respect to such Eurodollar Loan and is unpaid. If the terms of any Loan Documents provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

        "Event of Default" has the meaning given it in Section 7.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Facility Usage" means, at the time in question, the sum of (a) the aggregate unpaid principal balance of the Loans plus (b) the aggregate amount of LC Obligations.

        "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas, Texas on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

        "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

        "Fiscal Year" means a twelve-month period ending on December 31 of any year.

        "Fixed Asset Value" means (a) from the date hereof until the earlier of
(i) the date on which Agent receives consents necessary to mortgage all properties owned by Addington Mining (other than Big Sandy) and completes its title due diligence on the Bowie No. 1 mineral lease and (ii) December 31, 1998, $11,000,000; and (b) if the foregoing is completed prior to December 31, 1998, from the date of such completion until December 31, 1998, $15,000,000, and (c) thereafter, zero.

        "Four Quarter Period" means any period of four consecutive Fiscal Quarters.

        "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Required Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

        "GAAP Indebtedness" means as to any Person, Indebtedness of such Person which under GAAP would be shown as a liability on such Person's balance sheet.

        "Guarantor" means each Restricted Person (other than Borrower), and any other Person who has guaranteed some or all of the Obligations and has been accepted by Agent as a Guarantor.

        "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

        "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

        "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

        "Ikerd-Bandy" means Ikerd-Bandy Co., Inc., a Kentucky corporation and wholly-owned subsidiary of Borrower.

        "Indebtedness" of any Person means Liabilities in any of the following categories:

               (a)  Liabilities for borrowed money,

               (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

               (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

               (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

               (e)  Liabilities arising under Hedging Contracts,

               (f) Capitalized Lease Obligations, Liabilities arising under operating leases, and Liabilities arising with respect to sale and lease-back transactions,

               (g) Liabilities arising under conditional sales or other title retention agreements,

               (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

               (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

               (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

               (k) Liabilities with respect to payments received in consideration of coal or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver coal in return for payments already received), or

               (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until (x) such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor or, (y) if such Person is contesting any such Liability in good faith by appropriate proceedings (promptly initiated and diligently conducted) and has set aside on its books adequate reserves therefor, such Liability is outstanding more than 180 days past the original invoice or billing date therefor.

        "Indenture" means that certain Indenture by and between Borrower, as issuer, and IBJ Schroder Bank & Trust Company, as Trustee, pursuant to which Borrower issued the Senior Unsecured Notes.

        "Initial Appraisals" means collectively, (a) the Appraisal Report of Machinery and Vehicles for Addington Enterprises, Inc. (which includes Tennessee Mining, Inc.) prepared by Hunyady Auction Company, dated October 10, 1997, (b) the report of the Fair Market Value Determination of Land-Based Assets of Addington Mining (a Division of Addington Enterprises, Inc.), Tennessee Mining, Inc. and Ikerd-Bandy Co., Inc. by Marshall Miller & Associates, dated October 7, 1997, (c) the report of the Mineral Estate Valuation of Addington Mining, Tennessee Mining, Inc. and Ikerd-Bandy Co., Inc. by Marshall Miller & Associates, dated October 1, 1997, (d) the report of Coal Mining Operations Overview of Mining Ventures Controlled by Addington Mining, Bowie Resources, Ltd., Ikerd-Bandy Co., Inc. and Tennessee Mining, Inc. by Marshall Miller & Associates, dated October 1997, and (e) the Appraisal Report of Addington Mining, Bowie Resources, Ltd., Ikerd-Bandy Co., Inc. and Tenn. Mining, Inc. Past and Proposed Financial Performance by Marshall Miller & Associates, dated October 15, 1997.

        "Initial Engineering Report" means the Audit of Reserves Controlled by Addington Mining (a Division of Addington Enterprises, Inc.), Tennessee Mining, Inc., Bowie Resources, Ltd., and Ikerd-Bandy Co., Inc. by Marshall Miller & Associates, dated September 23, 1997.

        "Initial Environmental Report" means the Modified Phase I ESA of Surface Properties Controlled by Addington Mining (a Division of Addington Enterprises, Inc.), Tennessee Mining, Inc., Bowie Resources, Ltd., and Ikerd-Bandy Co., Inc. by Marshall Miller & Associates, dated September 23, 1997.

        "Initial Financial Projections" means the five-year financial projections dated August 14, 1997 set forth in the booklet entitled "AEI Holding Company Group of Companies" delivered to Agent.

        "Initial Financial Statements" means (a) the audited annual financial statements of Borrower and Ikerd-Bandy, each dated as of December 31, 1995 and December 31, 1996, and (b) the unaudited quarterly Consolidated financial statements of such companies dated as of June 30, 1997.

        "Insurance Schedule" means Schedule 4 attached hereto.

        "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2 , 3 or 6 months, as specified in the Borrowing Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding

Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

        "Investment" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of Capital Stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

        "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision or regulatory agency thereof of any foreign country or any department, province or other political subdivision thereof, including without limitation Mining and Environmental Laws.

        "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

        "LC Collateral" has the meaning given it in Section 2.15(a).

        "LC Issuer" means NationsBank in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity and Provident as issuer of the Provident LC. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as the LC Issuer in place of or in addition to NationsBank.

        "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the Maximum Drawing Amount.

        "LC Sublimit" means $5,000,000.

        "Lender Parties" means Agent, LC Issuer and all Lenders.

        "Lenders" means each signatory hereto (other than Restricted Persons) (a party hereto), including NationsBank in its capacity as a lender hereunder rather than as Agent, and the successors of each such party as holder of a Note.

        "Lender Schedule" means Schedule 3 hereto, as modified from time to time.

        "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower and the Provident LC.

        "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

        "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

        "Loan" has the meaning given it in Section 2.1.

        "Loan Documents" means this Agreement, the Notes, the LC Applications, the Letters of Credit, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

        "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, the Initial Engineering Report or the Initial Appraisals, or as represented or warranted in any Loan Document, to (a) Borrower's financial condition or the Consolidated financial condition of Borrower and all of its Subsidiaries, (b) the business, operations or properties of Borrower or of Borrower and all of its Subsidiaries, considered as a whole, (c) Borrower's ability to timely pay the Obligations or to comply with any other obligations under the Loan Documents, or (d) the enforceability of the material terms of any Loan Document.

        "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

        "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which Agent might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

        "Maturity Date" means November 11, 2002.

        "Mine" shall mean any excavation or opening into the earth now and hereafter made from which Coal is or can be extracted on or from any of the properties owned or leased by any Restricted Person, together with all appurtenances, fixtures, structures, improvements, and all tangible property of whatsoever kind or nature in connection therewith, and together with each and every license, permit, bond, governmental approval and contract right in connection therewith, including without limitation the Mines described in the Initial Appraisals, the Initial Environmental Report and the Initial Engineering Reports.

        "Mining and Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to mining operations and activities or to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes or to the reclamation of lands. Mining and Environmental Laws shall include, but not be limited to the Surface Mining Control and reclamation Act of 1977, as amended, all other land reclamation and use statutes and regulations, the federal Coal Mine Health and Safety Act of 1969, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984; the Toxic Substances Control Act, 15 U.S.C.; the Federal Water Pollution Control Act; the Hazardous Materials Transportation Act; the Clean Air Act; the Safe Drinking Water Act; The Occupational Safety and Health Act of 1970; the Federal Insecticide, Fungicide and Rodenticide Act and the Endangered Species Act, each as amended and their state and local counterparts or equivalents.

        "Mortgaged Properties" means all properties subject to the Security Documents.

        "NationsBank" means NationsBank of Texas, N.A.

        "Net Debt" means for any Fiscal Quarter, (a) Borrower's Consolidated GAAP Indebtedness as of the end of such Fiscal Quarter minus (b) the amount by which the Cash Equivalents held by the Restricted Persons at such time, which are free and clear of all Liens except Liens in favor of Agent, exceeds $20,000,000.

        "Net Debt to EBITDA Ratio" means as of the end of any Fiscal Quarter the ratio of (i) Borrower's Net Debt as of the end of such Fiscal Quarter, to
(ii) Borrower's EBITDA for such Fiscal Quarter; provided that if a Permitted Acquisition of a Person or properties has been made during the period used in the calculation of EBITDA for such Fiscal Quarter, EBITDA for such Person or arising out of the operation of such properties, adjusted based on assumptions approved by Required Lenders in their sole and absolute discretion, shall be included in Borrower's Consolidated EBITDA for such period.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Non-Default Base Rate Margin" means (a) on, and on each day prior to, March 31, 1998, three-fourths of one percent (0.75%) per annum; and (b) on each day thereafter:

         (i) zero percent (0%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurs is less than or equal to 3.0 to 1.0.

        (ii) one-fourth of one percent (0.25%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 3.5 to 1 but greater than 3.0 to 1;

        (iii) one-half of one percent (0.5%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 4.0 to 1, but greater than 3.5 to 1, and

        (iv) three-fourths of one percent (0.75%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 4.5 to 1, but greater than 4.0 to 1;

provided that none of the percentages described in clauses (b)(i) through
(b)(v) of this definition shall become effective unless Borrower has delivered to Agent its financial statements for the Fiscal Quarter ended March 31, 1998 as required by Section 6.2(b), and the percentage set forth in clause (a) of this definition shall remain in effect.

        "Non-Default Eurodollar Margin" means (a) on, and on each day prior to, March 31, 1998, two and one-fourth percent (2.25%) per annum; and (b) on each day thereafter:

        (i) one percent (1%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 2.5 to 1,

        (ii) one and one-half percent (1.5%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 3.0 to 1, but greater than 2.5 to 1,

        (iii) one and three-fourths percent (1.75%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 3.5 to 1, but greater than 3.0 to 1,

        (iv) two percent (2.0%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 4.0 to 1, but greater than 3.5 to 1, and

        (v) two and one-fourth percent (2.25%) per annum if the Net Debt to EBITDA Ratio for the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred is less than or equal to 4.5 to 1, but greater than 4.0 to 1.0;

provided that none of the percentages described in clauses (b)(i) through
(b)(v) of this definition shall become effective unless Borrower has delivered to Agent its financial statements for the Fiscal Quarter ended March 31, 1998 as required by Section 6.2(b), and the percentage set forth in clause (a) of this definition shall remain in effect.

        "Note" has the meaning given it in Section 2.1.

        "Obligation" means any part of the Obligations.

        "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Lender Party under or pursuant to any of the Loan Documents.

        "Operating Equipment" shall mean all surface and subsurface machinery, equipment, facilities and other property of every kind or nature now owned or hereafter acquired by any Restricted Person, which are useful for the transportation of Coal, including, but not by way of limitation, all hoisting shafts, air shafts, engines, boilers, dynamos, generators, belts and conveyor belts and other electrical apparatus, machinery and tipples, store house and other buildings of every kind, used in connection with the Mines; and all tools, supplies, equipment and personal property of every kind or nature now owned or hereafter acquired by any Restricted Person for use, or used in connection with, the Mines or the processing and transportation of Coal.

         "Original Credit Agreement" means the Credit Agreement between Addington Enterprises, Inc. and NationsBank of Texas, N.A. dated as of October 8, 1997.

         "Original Note" means the promissory note dated as of October 8, 1997 made by Addington Enterprises, Inc. payable to the order of NationsBank of Texas, N.A. as Initial Lender, in the amount of $50,000,000.

        "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question and the Matured LC Obligations which such Lender has funded pursuant to Section 2.15(c) and the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.15(c), by
(ii) the sum of the aggregate unpaid principal balance of all Loans at such time and the aggregate amount of LC Obligations outstanding at such time.

        "Permitted Acquisition" means an acquisition of Capital Stock or assets of any Person which is permitted by Section 7.7.

        "Permitted Lien" has the meaning given to such term in Section 7.2.

        "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

        "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

        "Provident" means The Provident Bank.

        "Provident LC" means that certain Letter of Credit No. S007610 issued on July 3, 1997 in the amount of $500,000 for the benefit of Coors Energy Co.

        "Rating Agency" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

        "Receivables and Inventory Audit" means the report of the receivables and inventory audit of the Restricted Persons conducted by NationsBank.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

        "Required Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66-2/3%).

        "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of

Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

        "Restricted Person" means any of Borrower and each direct and indirect Subsidiary of Borrower.

        "SEC" means the Securities and Exchange Commission.

        "Securities Offering" means the securities offering described in that certain letter agreement dated September 16, 1997, between Borrower and NationsBanc Montgomery Securities, Inc.

        "Security Documents" means Subordination Agreement, the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

        "Security Schedule" means Schedule 2 hereto.

        "Senior Unsecured Notes" means the promissory notes of Borrower in an aggregate principal amount not to exceed $250,000,000 due 2007 issued under the Indenture.

        "Subordination Agreement" means the Subordination Agreement of EVEN DATE HEREWITH among the shareholders and Subsidiaries of Borrower, as subordinated creditors, and Agent and Lenders, as senior creditors, pursuant to which all Liabilities of the Restricted Persons to shareholders and Subsidiaries of Borrower are subordinated to all Liabilities of such Persons to Lender Parties.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

        "Tennessee Mining" means Tennessee Mining, Inc. a Kentucky corporation and wholly- owned subsidiary of Borrower.

        "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

        "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

        "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

        "Unbilled Sale" means any sale of coal by the Borrowing Base Persons as to which (a) an invoice has not yet been issued and (b) the Borrowing Base Persons have written evidence, in form and substance satisfactory to Agent, that the goods giving rise to such sale have been delivered to the customer.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Texas.

        "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person normally entitling the holders thereof to vote in the election of members of the Board of Directors or other governing body of such Person.

        "Wholly-owned Subsidiary" means any Subsidiary of Borrower, one hundred percent (100%) of the Voting Stock of which is directly or indirectly (through one or more intermediaries) owned Borrower.

        Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

        Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

        Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

        Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under any of Sections 3.2, 3.6 and 3.7 or any other matters which are to be determined hereunder by a Lender Party (such as any Adjusted Eurodollar Rate, Eurodollar Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                  ARTICLE II - The Loans and Letters of Credit

        Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to renew and extend its Percentage Share of the loans evidenced by the Original Note and to make new loans to Borrower (herein such renewed and extended loans and such new loans are collectively called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.5, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Loans, the Facility Usage does not exceed the Commitment and the aggregate amount of each Lender's Loans outstanding plus such Lender's LC Obligations do not exceed such

Lender's Percentage Share of the Borrowing Base determined as of the date on which the requested Loan is to be made. The aggregate amount of all Loans in any Borrowing of Base Rate Loans must be greater than or equal to $1,000,000 (any higher multiple thereof) or must equal the unadvanced portion of the Borrowing Base. The aggregate amount of all Loans in any Borrowing of Eurodollar Loans must be greater than or equal to $1,000,000 (or any higher multiple thereof) or must equal the remaining availability under the Commitment. Borrower may have no more than six (6) Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Adjusted Eurodollar Rate and Base Rate Loans bearing interest at the Alternate Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.9). Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

        Section 2.2. Requests for New Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

               (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

               (b) be received by Agent not later than 11:00 a.m., Dallas, Texas time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas, the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

        Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

               (a) specify the existing Loans which are to be continued or converted;

               (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

               (c) be received by Agent not later than 11:00 a.m., Dallas, Texas time, on (i) the day on which any such continuation or conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be continued as Eurodollar Loans with an Interest Period of one month at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

        Section 2.4. Use of Proceeds. Borrower shall use all Loans (a) to refinance existing indebtedness, (b) to finance capital expenditures permitted hereunder, (c) to provide working capital for Borrower's operations and for other general business purposes, and (d) to make loans to the other Restricted Persons to be used by them for working capital for their operations, to refinance existing indebtedness, and to finance their capital expenditures . In no event shall the funds from any Loan be used directly or indirectly by any Person (x) for personal, family, household or agricultural purposes or (y) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

        Section 2.5. Fees.

               (a) Commitment Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the Facility Usage. This commitment fee shall be due and payable in arrears on each Base Rate Payment Date and at the end of the Commitment Period.

               (b) Other Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

        Section 2.6. Optional Prepayments. Borrower may, upon one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of Eurodollar Loans, to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $1,000,000 or any higher integral multiple of $100,000, so long as Borrower pays all breakage costs associated with the prepayment of any Eurodollar Loan as provided in Section 3.6, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

        Section 2.7. Mandatory Prepayments.

               (a) If at any time the Facility Usage is in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been repaid in full, pay to LC Issuer LC Collateral as required under Section 2.15(a)).

               (b) Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

        Section 2.8. Initial Borrowing Base. During the period from the date hereof to the first Determination Date, the Borrowing Base shall be $47,661,000.

        Section 2.9. Subsequent Redeterminations of Borrowing Base. Promptly after receiving each Borrowing Base Report, Agent shall determine the Borrowing Base and notify Borrower of the new Borrowing Base, which determination shall take effect immediately on the date on which such notice is sent (herein called a "Determination Date") and remain in effect until the Agent receives the next Borrowing Base Report and determines the next Borrowing Base. In the event Agent has not received an appropriately completed Borrowing Base Report (with all attachments) within the time period specified herein, Agent shall have no obligation to redetermine the Borrowing Base and no Lender shall have any obligation to make any additional Loans until such time as Agent shall have received such information.

        Section 2.10. Letters of Credit. Subject to the terms and conditions hereof, Borrower may during the Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

        (a) the Facility Usage does not exceed the Borrowing Base at such time; and

        (b) the aggregate amount of LC Obligations at such time does not exceed the LC Sublimit;

        (c) the expiration date of such Letter of Credit is prior to the end of the Commitment Period;

        (d) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of any Restricted Person;

        (e) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is note reimbursable under Article III;

        (f) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion; and

        (g) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(g) (in the following Section 2.11 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit.

        Section 2.11. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least five Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.10 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit H, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.10, LC Issuer will issue such Letter of Credit at LC Issuer's office in Dallas, Texas. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

        Section 2.12. Reimbursement and Participations.

        (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Default Rate.

        (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1 the amount of such Loans shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

        (c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate.

        (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

       (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

        Section 2.13. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate equal to the Eurodollar Margin applied to the face amount of such Letter of Credit for the stated term thereof, and
(b) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth of one percent (.125%) per annum applied to the face amount of such Letter of Credit for the stated term thereof, each calculated on the date of issuance and due and payable on the first Base Rate Payment Date following the date of issuance. In addition, Borrower will pay to LC Issuer its customary drawing fees.

        Section 2.14. No Duty to Inquire.

        (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold LC Issuer and each other Lender harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER, provided only that no Lender shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

        (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender in accordance with such extension, increase or other modification.

        (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower further agrees to hold LC Issuer and each other Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER, provided only that no Lender shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

        Section 2.15. LC Collateral.

        (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.7, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which any Lender may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

        (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Required Lenders otherwise specifically elect to the contrary (which election may thereafter by retracted by Required Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

        (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Note, and the other Loan Documents, and Borrower agrees that such LC Collateral and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

        (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.


                       ARTICLE III - Payments to Lenders

        Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of NationsBank's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

               (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

               (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

               (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid;

               (d) then for the payment or prepayment of any other Obligations; and

               (e) last, for the payment or prepayment of any other Liabilities secured by the Security Documents.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c), (d) or (e) above shall be made by Agent pro rata to each Lender Party then owed Obligations or Liabilities described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.12(c), any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

        Section 3.2. Increased Cost and Reduced Return.

               (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency:

                      (i) shall subject such Lender (or its Applicable Lending
               Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                      (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                      (iii) shall impose on such Lender (or its Applicable
               Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

        and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 3.2(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.5 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (b) If, after the date hereof, LC Issuer or any Lender shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of the obligations of LC Issuer or such Lender hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to LC Issuer or such Lender such additional amount or amounts as will compensate LC Issuer or such Lender for such reduction but only to the extent that such Lender has not been compensated therefor by an increase in the Adjusted Eurodollar Rate.

               (c) LC Issuer and each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle LC Issuer or such Lender to compensation pursuant to this Section and each Lender will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. LC Issuer or any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, LC Issuer or such Lender shall act in good faith and may use any reasonable averaging and attribution methods.

        Section 3.3. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

               (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (b) the Required Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Loans of such Type, continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

        Section 3.4. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Loans and to Convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.5 shall be applicable).

        Section 3.5. Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Eurodollar Loan or to continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 3.2 or 3.4 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.4 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or continued by such Lender as Loans of the Affected Type shall be made or continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 3.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Commitment.

        Section 3.6. Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

               (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.1) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, Convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or Conversion under this Agreement.

        Section 3.7. Taxes.

               (a) Any and all payments by Borrower to or for the account of any Lender, Agent or LC Issuer hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, Agent and LC Issuer, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender, Agent or LC Issuer, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.7) such Lender, Agent or LC Issuer receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

               (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

               (c) Borrower agrees to indemnify each Lender, Agent and LC Issuer for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.7) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

               (d) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of an the Internal Revenue Code), certifying that such Lender is entitled to exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

               (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to
        Section 3.7(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.7(a) or 3.7(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

               (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.7, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender and in the event Lender is reimbursed for an amount paid by Borrower pursuant to this Section 3.7, it shall promptly return such amount to Borrower.

               (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

               (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.7 shall survive the termination of the Commitment and the payment in full of the Notes.

        Section 3.8. Compensation Procedure. Any Lender or LC Issuer notifying Borrower of the incurrence of additional costs under Sections 3.2 through 3.7 shall in such notice to Borrower and Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender or LC Issuer for purposes of Sections 3.2 through
3.7 of the effect of any change in applicable Laws, treaties, rules or regulations or in the interpretation or administration thereof, any losses or expenses incurred by reason of the liquidation or reemployment of deposits or other funds, any taxes, levies, costs and charges imposed, or the effect of capital maintained on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under Sections 3.2 through 3.7 , shall be conclusive and binding for all purposes, absent manifest error. Any request for compensation under this Section 3.8 shall be paid by Borrower within thirty (30) Business Days of the receipt by Borrower of the notice described in this Section 3.8.

                  ARTICLE IV - Conditions Precedent to Lending

        Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan or to issue the first Letter of Credit (whether or not otherwise agreed to by Lender) unless Agent shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to Agent:

               (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

               (b) Each Note.

               (c) Each Security Document listed in the Security Schedule and the Subordination Agreement..

               (d) Certain certificates of Borrower including:

                      (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

                      (ii) A "Compliance Certificate" of the Chairman of the
               Board or President and the chief financial officer of Borrower, of even date with such Loan or Letters of Credit , in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 4.2.

               (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

               (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to Guarantors, and the execution by them of the Security Documents described in the Security Schedule.

               (g) A favorable opinion of counsel for Restricted Persons, substantially in the form set forth in Exhibit G, and favorable opinions of local counsel in the States of Kentucky and Tennessee in form and substance acceptable to Agent and its counsel.

               (h) The Initial Financial Statements and the Receivables and Inventory Audit and an updated Appraisal Report from Hunyady Auction Company, each satisfactory to Agent, in its sole discretion.

               (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

               (j) Solvency Certificates of each Restricted Person.

               (k) A certificate from the President or chief financial officer of Borrower certifying that, to the best of his knowledge and in all material respects: (i) except as set forth on an exhibit to the certificate, on a net basis there are no take or pay or other prepayments with respect to the properties covered by the Reports (in this paragraph called "Covered Properties") (other than those permitted by the Security Documents) which would require any Restricted Person to deliver coal mined from the Covered Properties at some future time without then or thereafter receiving full payment therefor, (ii) none of the Covered Properties has been sold, and (iii) the Covered Properties are part of the Mortgaged Properties.

               (l) consents of lessors necessary to enable the pledge of the capital stock of Borrower and Addington Mining to Agent and the mortgage of all leasehold mineral interests of Borrower and Addington Mining to Agent (other than leases from Big Sandy).

        Section 4.2. Additional Conditions Precedent to First Loan. No Lender has any obligation to make its first Loan or to issue any Letter of Credit , unless the following conditions precedent have been satisfied:

               (a) Agent shall have completed its due diligence with respect to the Restricted Persons and their properties (including, but not limited to due diligence with respect to capital structure, title to properties, environmental and labor matters, material contracts, and actual and contingent liabilities) and shall have received such reports and data as it shall have deemed necessary in connection therewith, and such due diligence, reports and data shall be satisfactory to Agent, in its sole discretion.

               (b) Agent and NationsBanc Montgomery Securities, Inc. shall have received payment of all commitment, underwriting, agency and other fees required to be paid to any Lender Party pursuant to any Loan Documents or any commitment agreement heretofore entered into and all fees and disbursements of Agent's counsel.

               (c) The Restricted Persons shall have appointed CT Corporation Systems as its agent for service of process in the State of Texas.

               (d) Agent shall have received confirmation (which may be given by facsimile transmission) that Borrower has received the net proceeds from the issuance of the Senior Unsecured Notes, in a principal amount equal to or greater than $200,000,000 (less underwriting discounts, commissions and offering expenses), and that such proceeds have been applied as described in the offering memorandum for the Senior Unsecured Notes.

        Section 4.3. Additional Conditions Precedent to All Loans. No Lender has any obligation to make any Loan (including its first) or to issue any Letter of Credit (whether or not otherwise agreed to by Lender), unless the following conditions precedent have been satisfied:

               (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of the issuance of such Letter of Credit.

               (b) No Default shall exist at the date of such Loan or the issuance of such Letter of Credit.

               (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

               (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents and in the Indenture to be performed or complied with by it on or prior to the date of such Loan or the issuance of such Letter of Credit.

               (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

               (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in
        Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and

         (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.


                   ARTICLE V - Representations and Warranties

        To confirm each Lender Party's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender Party that:

        Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

        Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

        Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

        Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Indebtedness owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents, except consents described in the Disclosure Schedule and consents which will be obtained within 60 days after the date hereof.

        Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

        Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Lender Party true, correct and complete copies of the Initial Financial Statements and Initial Financial Projections. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. The Initial Financial Projections represent a good-faith and reasonable projection of the Company's expected revenues for the periods set forth therein and are based on all information with Borrower's knowledge of the time such projections were prepared. Since the date of the audited Initial Financial Statements and the Initial Financial Projections no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

        Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

        Section 5.8. Full Disclosure.

        (a) Appraisals and Reports. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to Agent in writing which could cause a Material Adverse Change. There are no statements or conclusions in the Initial Appraisals, the Initial Environmental Report or the Initial Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each such appraisal and report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Agent true, correct and complete copies of the Initial Appraisals, the Initial Environmental Report and the Initial Engineering Report.

        (b) Coal Reserves. The mineral interests of each of the Restricted Persons are legally sufficient in respect of the Coal reserves held by it to permit it to exhaust the contained Coal on the development and production schedules in effect or planned by Borrower for each such Restricted Person, in the ordinary course of operations, for the particular reserve and in compliance with applicable Law, including but not limited to Mining and Environmental Laws. No such reserves have been disposed of since the date of such appraisals and reports.

        Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

        Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

        Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

        Section 5.12. Mining and Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (a) the Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Mining and Environmental Laws, and have and are in compliance in all material respects with all licenses and permits required under any such Laws; (b) to the best knowledge of Borrower, none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation regarding any release of any Hazardous Materials into the environment or the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed or received any notice under any federal, state or local Law of any actual or potential violation of Mining and Environmental Laws or any violation of any applicable license or permit within the three years preceding the date hereof which have subjected or could subject any Restricted Person to a fine or penalty of $2,000 or more; and (d) no Restricted Person otherwise has any known contingent liability under any Mining and Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

        Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years or since the date of such Restricted Person's formation, if such formation was less than five years ago, had or been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years or since the date of such Restricted Person's formation, if such formation was less than five years ago) located at the address of Borrower set out in Section
10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

        Section 5.14. Borrower's Subsidiaries. Borrower does not presently have any direct or indirect Subsidiary or own any stock in any other corporation or association, except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report.

        Section 5.15. Title to Properties, Licenses, Permits, Leases and Contracts. Each Restricted Person has good and marketable title to all material properties and assets owned by it, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business. The Restricted Persons possess all leasehold interests necessary for the operation of the Mines currently being operated by the Restricted Persons and each Restricted Person's rights under the leases, contracts, rights-of-way and easements necessary for the operation of such Mines are in full force and effect. No Restricted person is in default under any of the foregoing. Each Restricted Person possesses all licenses, permits (including but not limited to all permits necessary for the operation of the Mines in accordance with applicable Mining and Environmental Laws), franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect any such license, permit or franchise or of the terms under which it possesses such intellectual property or the right to use such intellectual property.

        Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

        Section 5.17. Insider. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. ss. 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender Party, of a bank holding company of which any Lender Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender Party is a Subsidiary.


                 ARTICLE VI - Affirmative Covenants of Borrower

        To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

        Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition.

        Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Borrower's expense:

               (a) As soon as available, and in any event by the one hundred twentieth (120th) day after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Arthur Andersen LLP, or other independent certified public accountants selected by Borrower and acceptable to Required Lenders, stating that such Consolidated and consolidating financial statements have been so prepared. These financial statements shall contain Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. Together with such financial statements, Borrower will furnish a report signed by such accountants
         (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.12 through 7.16, and
         (iii) further stating that in making their examination and reporting on the Consolidated and consolidating financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

               (b) As soon as available, and in any event by the forty-fifth
        (45th) day after the end of the first three Fiscal Quarters in each Fiscal Year, Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.12 through 7.16, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

               (c) Within fifteen days after the end of each calendar month, a Borrowing Base Report.

               (d) Within sixty (60) days after the end of each Fiscal Year:
        (i) an operating plan and budget for the succeeding Fiscal Year (the "Operating Plan and Budget"), including reasonable details regarding the major assumptions forming the basis for such Operating Plan and Budget and the annual mining plan (including calculations regarding the reserve positions of the Restricted Persons); and (ii) a forecast of income and cash flows (the "Forecast" for the succeeding five years including all reasonable details regarding the major assumptions forming the basis for such Forecast. The Forecast and the Operating Plan and Budget shall be certified by the chief financial officer, treasurer or vice president-finance.

               (e) Within thirty (30) days after the end of each Fiscal Year, an Appraisal Report, in form and substance acceptable to Agent, and copies of all Coal Supply Contracts of the Restricted Persons, not theretofore delivered to Agent as well as copies of any amendments or modifications to any Coal Supply Contracts of the Restricted Person not theretofore delivered to Agent and such other information as Agent may request.

               (f) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the SEC or any similar governmental authority.

        Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to each Lender any information which Agent may from time to time request in writing concerning the Eligible Accounts Receivable (such as face amounts and dates of invoices and the name and address of each account debtor obligated on such Eligible Receivable), Eligible Coal Inventory and Eligible Parts Inventory and any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives; provided that such visits and inspections shall be conducted in a manner that does not unreasonably interfere such Restricted Person's business.

        Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Lender Party in writing, stating that such notice is being given pursuant to this Agreement, of:

               (a) the occurrence of any Material Adverse Change,

               (b) the occurrence of any Default,

               (c) the acceleration of the maturity of any Indebtedness including but not limited to the Senior Unsecured Notes, owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

               (d) the occurrence of any Termination Event,

               (e) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change, and

               (f) the occurrence of any change or disruption under or with respect to any Coal Sale Agreement as required under Section 6.18.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

        Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times. In furtherance of the foregoing, each Restricted Person will:

               (a) keep in full force and effect all of the leases and other contract rights, and all rights of way, easements and privileges necessary or appropriate for the proper operation of such leases and all Mines by the proper payment of all rentals, royalties, including minimum royalty payments, and other sums due thereunder and the proper performance of all obligations and other acts required thereunder unless such Restricted Person generates revenues associated with any of the foregoing by an alternative means;

               (b) obtain and comply with each permit, license, authorization and other governmental approval necessary to recover Coal from any Mine and observe the requirements thereof in all material respects;

               (c) cause each Mine to be operated, maintained, developed and mined and cause the associated processing plants and other fixed and operating assets to be operated and maintained, in a workmanlike manner, as would a prudent coal mine operator, and in accordance with generally accepted mining practices and all applicable Laws, including but not limited to applicable Mining and Environmental Laws (except those being contested in good faith);

               (d) cause the Operating Equipment, the processing plants associated with the Mines and other fixed and operating assets to be kept in effective operating condition, and all repairs, renewals, replacements, addition and improvements thereof or thereto, needful to the production, processing or transportation of Coal from any Mine or associated properties to be promptly made;

               (e) pay or cause to be paid when due all expenses incurred in connection with the maintenance, development, operation and protection of processing plants associated with the mines and other fixed and operating assets;

               (f) permit Agent, through its employees and agents, to enter the Mines and the associated property for the purposes of investigating and inspecting the condition and operation of the processing plants and other fixed and operating assets, and to do all things necessary and proper to enable Agent to exercise this right whenever Agent so desires; provided that such investigation and inspection shall be conducted in a manner that does not unreasonably interfere such Restricted Person's business.

        Section 6.6. Maintenance of Existence, Qualifications and Permits. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change. Each Restricted Person will maintain and preserve all of its permits including, without limitation, mining, air emission and Interstate Commerce Commission permits, as applicable, which it must obtain for the proper conduct of its business, as well as maintain and preserve such bonds or other surety required pursuant to said permits. In connection with the sale of its Mining Technologies Division, Borrower will retain the right to use the patents currently held in its Mining Technologies Division in connection with Mines currently owned or operated by any Restricted Person.

        Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings (promptly instituted and diligently concluded) and in the case of matters described in clause (b) of this section has set aside on its books adequate reserves therefor.

        Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule.

        Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

        Section 6.10. Interest. Borrower hereby promises to each Lender Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender Party) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

        Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto, including Mining and Environmental Laws.

        Section 6.12. Evidence of Compliance. Each Restricted Person will furnish to each Lender Party at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

        Section 6.13. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby and the making of each Advance, (a) Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws), and (b) each other Restricted Person will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

        Section 6.14. Agreement to Deliver Security Documents. Each Restricted Person agrees to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any of the Restricted Persons, except leasehold interests which would be rendered void by the granting of a Lien therein and the stock of Ikerd-Bandy. Borrower also agrees to deliver, whenever requested by Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Agent with respect to any leasehold or fee interests of Borrower that are material to the Mines being operated by Borrower at the time in question and which are designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens that are not Permitted Liens, (b) confirming that, except with respect to leasehold interests that would be rendered void by the granting of a Lien therein, such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and the proceeds thereof, and (c) covering such other matters as Agent may reasonably request.

        Section 6.15. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

        Section 6.16. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Lender Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender Party, and (c) any other credits and claims of Borrower at any time existing against any Lender Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

        Section 6.17. Subsidiary Guaranties. Each Restricted Person (other than Borrower and Bowie), whether existing on the date hereof or formed or acquired after the date hereof, shall execute and deliver to Agent an unconditional Guaranty of the Obligations substantially in the form of Exhibit G and a supplement to the Subordination Agreement by which such Restricted Person shall become a party thereto as a "Subsidiary", (ii) waive and agree not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against Borrower or any other Restricted Person as a result of any payment by such Subsidiary under such Guaranty, and (iii) deliver to Agent an opinion of counsel to the effect that (A) such Guaranty has been duly executed and authorized and (B) such Guaranty constitutes a valid, binding and enforceable obligation of such Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar Laws (including, without limitation, all Laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

        Section 6.18. Coal Sales Agreements. Each of the Restricted Persons shall at all times comply fully and timely with all of the terms and conditions of its Coal Sales Agreements, the nonperformance with which may have a material and adverse effect upon its properties or business (including maintaining the ownership or availability of adequate reserves); but in any event it shall take all necessary action to prevent it from being in default thereunder. Each Restricted Person shall further perform any and all actions necessary to maintain all of its Coal Sale Agreements in full force and effect. Borrower shall promptly notify Agent of any new Coal Sale Agreement entered into by any Restricted Person and of any material suspension of shipments, default or event of force majeure under any existing Coal Sales Agreement by or respecting any party thereto or of any condition or event which, with notice or lapse of time or both, would constitute an event of default or event of force majeure, such notices to be in detail specifying the nature of the act or event of default, or event of force majeure, the estimated period of existence thereof and the actions, if any, which the Restricted Persons have taken or propose to take with respect thereto.

        Section 6.19. Exploration and Reserves. All primary and basic exploration data and information pertaining to the Mines will be preserved where reasonable in a sound and careful manner for future use and review. All such information together with all other reserve reports and maps, analysis, engineering and operating data and similar information shall be available to all reasonable times for inspection and review by authorized representatives of Agent.

        Section 6.20. Coors Letter of Credit. Borrower shall request and maintain in effect at all times, a Letter of Credit issued by LC Issuer for the benefit of Coors Energy Company (in this section called "Coors") having a face amount greater than the Liabilities owing by Bowie to Coors during each Fiscal Year and in a form acceptable to Agent.


                  ARTICLE VII - Negative Covenants of Borrower

        To conform with the terms and conditions under which each Lender Party is willing to have credit outstanding to Borrower, and to induce each Lender Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

        Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

               (a) the Obligations.

               (b) unsecured Indebtedness among Borrower and the Restricted Persons that have complied with the terms of Section 6.17.

               (c) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule on the date hereof, and any renewals or extensions thereof provided that the amount of such Liabilities is not increased nor the terms thereof changed in any manner which is less favorable to such Restricted Person than the original terms of such Liabilities.

               (d) obligations arising with respect to operating leases entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects.

               (e) unsecured Liabilities with respect to surety bonds covering reclamation obligations of the Restricted Persons.

               (f) unsecured Liabilities owing to Sellers of Ikerd-Bandy in an amount not to exceed $7,000,000 and on terms acceptable to Agent in its sole discretion.

               (g) Indebtedness evidenced by the Senior Unsecured Notes in a principal amount not to exceed $250,000,000.

               (h) Indebtedness of Bowie to Borrower evidenced by promissory notes which have been pledged to Agent.

               (i) Capital Lease Obligations in an aggregate amount not to exceed $10,000,000.

               (j) unsecured Indebtedness incurred for the purchase of paying insurance premiums for the Restricted Persons, provided that such indebtedness has a maturity date not later than eighteen months after the date of incurrence thereof and in an aggregate principal amount which does not exceed $10,000,000.

               (k) unsecured Indebtedness incurred in connection with a Permitted Acquisition; provided that the aggregate principal amount of such Indebtedness does not exceed fifteen percent (15%) of the Acquisition Purchase Price for such Permitted Acquisition.

               (l) unsecured miscellaneous items of Indebtedness not described in subsections (a) through (e) above which do not in the aggregate (taking into account all such Indebtedness of all Restricted Persons) exceed an amount equal to $1,000,000, at any one time outstanding.

        Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

               (a) Liens which secure Obligations only.

               (b) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only obligations which are not delinquent or which are being contested as provided in Section 6.7 and which do not exceed $500,000 in the aggregate.

               (c) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

               (d) purchase money Liens that secure indebtedness permitted under Section 7.1.

               (e) Liens on assets of Bowie securing the Indebtedness described in Section 7.1(h) so long as such Liens have been collaterally assigned to Agent.

               (f) Liens securing Capital Lease Obligations permitted by
        Section 7.1(i), in each case which cover only the asset acquired under the particular capital lease and which secure only the Capital Lease Obligation incurred with respect to such asset.

        Section 7.3. INTENTIONALLY OMITTED.

        Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower may, however, be merged into or consolidated with (a) another Subsidiary of Borrower that has complied with the terms of Section 6.17, or (b) Borrower, so long as Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Borrower will issue any additional shares of its Capital Stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except (x) to Borrower and (y) for the purposes of implementing employee stock options plans, but only to the extent not otherwise forbidden under the terms hereof.

        Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

               (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

               (b) inventory (including coal and related products and mining equipment) which is sold in the ordinary course of business on ordinary trade terms.

               (c) other property which is sold for fair consideration not in the aggregate in excess of $3,000,000 in any Fiscal Year.

               (d) assets described in the Schedules to the Security Agreement of even date herewith from Borrower in favor of Agent.

Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of Capital Stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own Capital Stock to the extent not otherwise prohibited hereunder. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         Section 7.6. Limitation on Distributions and Redemptions and on Senior Unsecured Notes. No Restricted Person will

                      (i) declare or pay any dividends on, or make any other distribution in respect of any interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any securities in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created);

                      (ii) cause or permit any reduction or retirement of the capital stock of any Restricted Person; or

                      (iii) purchase, repurchase, defease or make any
               prepayments on the Senior Unsecured Notes.

        The foregoing provisions of this Section 7.6 notwithstanding;

                      (i) dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by any Subsidiary of Borrower with respect to any shares of its capital stock owned by Borrower and in the case of Bowie, when the foregoing are made to Borrower, pro rata distributions to Bowie.

                      (ii) Borrower or Addington Enterprises, Inc. may distribute the net proceeds for the sale of the assets listed on the Schedules to the Security Agreement of even date herewith from Borrower in favor of Agent.

                      (iii) Borrower may declare and pay cash dividends if at
               the time such dividend is made, and immediately after such dividend is made, (A) the Net Debt to EBITDA Ratio is less than or equal to 3.0 to 1.0; (b) Borrower's Consolidated Net Worth is a positive number and (C) no Event of Default shall have occurred and be continuing; and

                      (iv) Borrower may declare and pay dividends in its common stock.

        Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business or except as otherwise expressly permitted hereunder, (b) engage directly or indirectly in any business or conduct any operations other than the coal business or the manufacture of mining equipment, (c) make any acquisitions of or other Investments in any Person or properties except (i) Investments in Cash Equivalents; (ii) Investments in any Subsidiary of Borrower that is a Wholly-owned Subsidiary at the time such Investment is made; (iii) Investments in Bowie in an aggregate amount not to exceed $60,000,000; and (iv) acquisitions of all (but not less than all) of the Capital Stock of Persons involved in the coal business or the manufacture of mining equipment or properties used in the coal business or the manufacture of mining equipment, provided that the Acquisition Purchase Price for any such acquisition does not exceed $65,000,000, and provided further that, in each case described in this clause (c) no Default or Event of Default exists at the time such Investment or acquisition is made or will occur as a result thereof.

        Section 7.8. Limitation on Credit Extensions. Except for Investments permitted by Section 7.7, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods nor on terms more favorable than those extended by similar businesses operated in a normal and prudent manner and (b) loans to Restricted Persons that have complied with the terms of
Section 6.17, so long as no Default or Event of Default exists at the time such loan is made.

        Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and the Guarantors.

        Section 7.10. Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any other contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

        Section 7.11. Fiscal Year. No Restricted Person will change its fiscal year.

        Section 7.12. Current Ratio. The ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than 1.25 to 1.0. For purposes of this section (a) Borrower's Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation and (b) all LC Obligations shall be included as current liabilities, regardless of whether or not contingent (but without duplication).

        Section 7.13. Net Debt to EBITDA Ratio. The Net Debt to EBITDA Ratio shall not be greater than (a) 5.0 to 1.0 as of the end of any Fiscal Quarter ending on or before December 31, 1997; (b) 4.5 to 1.0 as of the end of any Fiscal Quarter ending on or before December 31, 1998, (c) 3.5 to 1.0 as of the end of any Fiscal Quarter ending on or before December 31, 1999; and (d) 3.0 to
1.0 as of the end of any Fiscal Quarter ending thereafter.

        Section 7.14. Net Worth. Borrower's Consolidated Net Worth will never be less than negative $33,000,000 plus the sum of (a) if Borrower's Consolidated Net Worth is a positive number, fifty percent (50%) of Borrower's Net Income, or if Borrower's Net Worth is a negative number, seventy-five percent (75%) of Borrower's Net Income; and (b) one hundred percent (100%) of the proceeds of the issuance by Borrower of any equity.

        Section 7.15. Senior Debt Leverage. The ratio of (a) the unpaid principal balance of the Loans as of the end of any Fiscal Quarter, to (b) Borrower's EBITDA for such Fiscal Quarter shall not be great than 2.5 to 1.0.

        Section 7.16. Fixed Charge Ratio. At the end of any Fiscal Quarter, the ratio of (a) Borrower's Adjusted EBITDAR (as defined below) for the Four Quarter Period then ended, to (b) Borrower's Fixed Charges (as defined below) for such Four Quarter Period will not be less than (i) 1.25 to 1.0 as of the end of any Fiscal Quarter ending on or before September 30, 1999 and (ii) 1.50 to 1.0 as of the end of any Fiscal Quarter ending thereafter. For purposes of this section, "ADJUSTED EBITDAR" means for any period, Borrower's EBITDA for such period (i) plus rent and operating lease payments made by Borrower during such period and (ii) minus (A) maintenance capital expenditures in an amount not less than $2,500,000 and (B) cash expended for payment of taxes. "FIXED CHARGES" means for any period, the sum of (i) principal and interest payments on Borrower's Consolidated Indebtedness (including payments under capital leases) due during such period (whether or not paid), (ii) payments under operating leases due during such period (whether or not paid), and (iii) dividends and distributions made by Borrower during such period (if for any reason this Agreement is modified to permit any such dividends or distributions).


                 ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

               (a) Any Restricted Person or any Guarantor fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

               (b) Any Restricted Person or any Guarantor fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

               (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

               (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or
        Article VII;

               (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty
        (30) days;

               (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

               (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

               (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness owing under or in respect of the Senior Unsecured Notes or any other Indebtedness in excess of $2,000,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, including but not limited to the Indenture, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

               (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $2,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $2,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

               (j) Any Restricted Person, any Guarantor, Addington Enterprises, Inc. or Larry Addington;

                      (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

                      (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                      (iii) suffers the appointment of or taking possession by
               a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it;

               (k)    Any Restricted Person:

                      (i) suffers the entry against it of a final judgment for the payment of money in excess of $5,000,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                      (ii) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not


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               stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

               (l) Any Change of Control occurs;

               (m) Any Material Adverse Change occurs;

               (n) Any Loan Document or any Lien created thereby shall be invalid, or any Person shall have asserted that such Loan Document or Lien is invalid;

               (o) Larry Addington and members of his immediate family shall cease to own at least twenty-five percent (25%) of the outstanding Voting Stock of Borrower; and

               (p) An Event of Default shall occur under the Indenture.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Required Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

        Section 8.2. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.


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


                               ARTICLE IX - Agent

        Section 9.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

        Section 9.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 10.6(c) hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.


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


        Section 9.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

        Section 9.4. Rights as Lender. With respect to its Percentage Share of the Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

        Section 9.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 10.4 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under
Section 10.4, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

        Section 9.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such


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

documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

        Section 9.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the Laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        Section 9.8. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase


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

provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

        Section 9.9. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

        Section 9.10. Benefit of Article IX. The provisions of this Article are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender Party. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

                           ARTICLE X - Miscellaneous

        Section 10.1. Waivers and Amendments; Acknowledgments.

               (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender Party in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing


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        and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent, (iii) if such party is LC Issuer, by LC Issuer and (iv) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Required Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.3(f)), (2) increase the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Required Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its obligations under its Guaranty or (7) release all or substantially all of the Collateral.

              (b) Acknowledgments and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender Party, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender Party, or any representative thereof, and no such representation or covenant has been made, that any Lender Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

               (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

               (d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

        Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or


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certified United States mail, postage prepaid, to Borrower and Restricted
Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified in the Lenders Schedule as its lending offices for Base Rate Loans (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

        Section 10.4. Payment of Expenses; Indemnity.

               (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, (5) the syndication of the Loans, (iii) all reasonable costs or expenses incurred by or on behalf of NationsBanc Montgomery Securities, Inc. (including attorneys' fees) in connection with the syndication of the Loans and (iv) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

               (b) Indemnity. Borrower agrees to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties,


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


        fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents, the actual or proposed use of the proceeds of the Loans and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Mining and Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Lender Party with respect to the presence or release of Hazardous Materials found in or released into the environment).

        THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY,

        provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

        Section 10.5. Joint and Several Liability; Parties in Interest. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Required Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

        Section 10.6. Assignments and Participations.

               (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Percentage Share of the Commitment); provided, however, that

                      (i)   each such assignment shall be to an Eligible
               Assignee;

                      (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $10,000,000 in excess thereof;

                      (iii) each such assignment by a Lender shall be of a
               constant, and not varying, percentage of all of its rights and obligations under the Loan Documents; and

                      (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit E hereto, together with any Note subject to such assignment and a processing fee of $3,500.

        Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with
        Section 3.7(d).

               (b) Agent shall maintain at its address referred to in Section
        10.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and their Percentage Share of the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

               (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article III and the right of set-off contained in Section 6.18, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

               (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

               (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
        Section 10.7 hereof.

        Section 10.7. Confidentiality. Each Lender Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (c) is disclosed to any Lender Party's Affiliates, auditors, attorneys, or agents, (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (e) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

        Section 10.8. Governing Law; Submission to Process.

        (a) EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 15 OF THE TEXAS REVISED CIVIL STATUTES ANNOTATED ARTICLE 5069 (WHICH REGULATES REVOLVING CREDIT LOANS AND TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR THE NOTES. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF TEXAS AS LENDER PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND FURTHER AGREES TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN TEXAS, AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY LENDER PARTIES IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST LENDER PARTIES AND ANY QUESTIONS RELATING TO USURY. BORROWER WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 350 NORTH ST. PAUL STREET, DALLAS, TEXAS 75201, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN TEXAS, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO LENDER PARTIES A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER SHALL NOT REVOKE SUCH APPOINTMENT BUT IF FOR ANY REASON CT CORPORATION

SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO LENDER PARTIES THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

        (b) BORROWER FURTHER AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO ANY SECURITY DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATES OF KENTUCKY, TENNESSEE OR COLORADO, OR THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN ANY SUCH STATE AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATES OF KENTUCKY, TENNESSEE OR COLORADO AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE SECURITY DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER THE LAW OF SUCH STATES OR FEDERAL LAW.

        Section 10.9. Limitation on Interest.

        Lender Parties, Restricted Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Bank Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lenders and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under ss.303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925 ("Chapter 1D") as amended, respectively for that day, the ceiling shall be the "indicated rate ceiling" or "weekly ceiling" as defined in the Texas Finance Code and Chapter 1D. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

        Section 10.10. Termination: Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under any of Sections 3.2, 3.3, 3.4, 3.5 or 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

        Section 10.11. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

        Section 10.12. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

        Section 10.13. Waiver of Jury Trial, Punitive Damages, etc.

        BORROWER AND EACH LENDER PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

        Section 10.14. Restatement. This Agreement amends and restates in its entirety the Original Credit Agreement.

        Section 10.15. No Novation or Release. Each Borrower and each Restricted Person hereby acknowledges, warrants, represents and agrees that this Agreement is not intended to be, and shall not be deemed or construed to be, a novation or release of the Loan or the Loan Documents, or any of them.

        Section 10.16. Effectiveness of Agreement. This Agreement and the other Loan Documents shall not be effective until this Agreement has been executed in the State of Texas by NationsBank and the Loan Documents have been accepted in the State of Texas by NationsBank.






            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                   BORROWER:

                                   AEI HOLDING COMPANY, INC.


                                   By:       /s/ Vic Grubb
                                      ----------------------------------------
                                      Name:  Vic Grubb
                                      Title: Controller/Treasurer

                                      Address:   1500 North Big Run Road
                                                 Ashland, Kentucky  41102
                                      Telephone: (606) 928-3433
                                      Fax:       (606) 928-0450

                                   AGENT AND LENDERS:

                                   NATIONSBANK OF TEXAS, N.A.,
                                   as Agent and Lender


                                   By:       /s/ Denise A. Smith
                                      ----------------------------------------
                                      Name:  Denise A. Smith
                                      Title: S.V.P.

                                      Address:   901 Main Street, Floor 64
                                                 Dallas, Texas  75202
                                      Telephone: (214) 508-1261
                                      Fax:       (214) 508-1285

                                   THE PROVIDENT BANK


                                   By:       /s/ Tom B. Scherpenberg
                                      ----------------------------------------
                                      Name:  Tom B. Scherpenberg
                                      Title: Vice President

                                      Address:   One East Fourth Street
                                                 Cincinnati, Ohio  45202
                                      Telephone: (513) 579-2069
                                      Fax:       (513) 579-2201

                               DISCLOSURE SCHEDULE


I.       Section 5.4--Conflicts and Consents

         1. All leases and subleases with Big Sandy Company, L. P., a Delaware limited partnership.

         2. All leases and subleases with Kentucky River Coal Corporation, a Virginia corporation.

         3. Release from Agreement and Surface Access Agreement, dated October 1, 1993, by and between Lois P. Pavlisick and James Andrew Pavlisick, and Cyprus Orchard Valley Coal Corporation, a Delaware corporation, as assigned to Bowie. Bowie did not obtain the lessor's consent to a grant of a security interest in this agreement under the Loan and Security Agreement with The Provident Bank.

         4. Lease No. 16709, dated August 15, 1976, between the Denver and Rio Grande Western Railroad Company, a Delaware corporation, and Colorado Westmoreland Inc., a Delaware corporation, as assigned to Bowie. Bowie must pay the lessor $300 per year under this lease. Bowie did not obtain the lessor's consent to a grant of a security interest in this lease under the Loan and Security Agreement with The Provident Bank.


II.      Section 5.9--Litigation

         1.       EAS Claim.

                  Larry Addington was contacted by letter dated September 18, 1995 from Energy Associated Services, Inc. ("EAS") regarding a potential claim by EAS for payments allegedly due as a result of the assignment of the T-1 Contract by Southern Illinois Mining Company ("SIMCO") to Arclar Company in the SIMCO bankruptcy case. EAS, Addington Resources, Inc. ("ARI"), Addwest Mining, Inc., Addington Inc., and others were party to a Settlement Agreement dated as of April 1, 1991 (the "Settlement Agreement") relating to the T-1 contract. We are not aware of any other communications with or demands by EAS, and to our knowledge no litigation with respect to this claim is pending or threatened.

                  Addington Acquisition Company, Inc. (now Addington Enterprises, Inc.) assumed responsibility for certain liabilities relating to SIMCO pursuant to the above-referenced Stock Purchase Agreement dated September 22, 1995. EAS did not, however, release Addington Resources, Inc. from any liability associated therewith.

         2.       Indemnification Claims of Pittston Acquisition Company.

                  By letters dated January 12, 1995, January 12, 1996, and January 13, 1997, to R. Douglas Striebel from Charles Q. Gage, Esq., Pittston Acquisition Company ("PAC") demanded indemnification from Addington Holding, Inc. ("AHC") under the terms of their Stock Purchase Agreement dated September 24, 1993 (the "Agreement"). The sale of Addington, Inc., Addington Mining, Inc., Appalachian Land Company, Vandalia Resources, Inc. and Kanawha Development Corporation (collectively, the "Sold Subsidiaries") by AHC to PAC on January 14, 1994, was effected pursuant to the Agreement.

                  The Company assumed responsibility for the indemnification claims of PAC pursuant to a certain Stock Purchase Agreement dated September 22, 1995.

                  The claimed indemnification covers a number of items including allegedly delinquent taxes and fees, allegedly assumed liabilities, alleged failure to transfer specific licenses, assets and permits and alleged non-compliance with certain agreements and applicable laws and permits.

                  Mr. Gage's letters specifically mentioned a number of lawsuits involving the Sold Subsidiaries that PAC maintains AHC has the responsibility to defend pursuant to the terms of the Agreement. Other suits that AHC agreed to defend are listed in the Agreement.

         3. Robert Billips d/b/a Peter Fork Mining Company v. Addington, Inc., Pike Circuit Court, Civil Action No. 96-CI-00858

                  On June 14, 1996, Robert C. Billips d/b/a Peter Fork Mining Company sued Addington, Inc. in the Circuit Court of Pike County, Kentucky, claiming that Addington, Inc. breached a lease with Billips in Pike County, Kentucky, caused Billips to lose business opportunities, and committed waste on Billips' property. Addington has admitted that it entered into a lease with Billips, but denies that it breached the lease, caused a loss of business opportunities, or committed waste. Instead, Addington claims that it mined all mineable and merchantable coal (as defined in the lease), on the leased property, and, therefore, had no further obligations under the lease.

                  Although written discovery requests have been exchanged, no other discovery has been taken. No deadlines or trial date have been set. The company intends to vigorously defend the claims, and at this time it is not possible to predict the likely outcome of the claim.

         4.       Claim of Ratliff Coal Sales, Inc.

                  On December 13, 1996, Ratliff Coal Sales, Inc. ("Ratliff") sent a letter entitled Notice and Demand for Payment Pursuant to Tipple Agreement of January 15, 1985, between Ratliff Coal Sales, Inc. and Delta Energy Corporation (now Addington, Inc.). The Tipple Agreement obligates Addington, Inc. to compensate Ratliff for coal tipple services at the rate of 7% of the sales price of coal or $2.00 per ton, whichever is greater. Ratliff's Demand for Payment is comprised of three claims. The first claim seeks the principal sum of $370,239.86 for alleged underpayment of "service payments" as defined in the Tipple Agreement. Interest due on the above amount, calculated at 8% simple interest, in the amount of $145,095.95 through November 30, 1996, is also sought. The total amount of this first claim as of November 30, 1996, is $515,335.81. Ratliff's second claim seeks a 7% service payment on what Ratliff calls "quarterly bonus payments" received by Addington from Consumers Power Company ("Consumers"). This claim totals $119,776.43 in principal and $70,614.65 in interest, for a total of $190,391.08. The third claim appears to seek a 7% service payment on the difference between the April, 1994 sales price for coal to Consumers of $34.164 and the amended sales price of $27.00, plus interest, through the date of termination of the Tipple Agreement in January, 1996. Ratliff does not specify a dollar amount for this third claim, but it has been preliminarily estimated it to be approximately $100,000.

                  While Addington, Inc. is still in the process of analyzing Ratliff's claims, it did formally respond to Ratliff on April 30, 1997. In general, Addington, Inc. denied liability to Ratliff regarding each of its three claims.

                  Regarding Ratliff's first claim totaling $515,335.81, Addington responded that Ratliff failed to take into consideration the effect of a $2,901,600 price rebate paid by Addington, Inc. to Consumers Power Company and Ratliff also improperly calculated the F.O.B. tipple price of coal. Addington, Inc. advised Ratliff that the result of these two factors is that Ratliff owes Addington, Inc. a net amount of $23,784.08.

                  In response to Ratliff's second claim in the amount of $190,391.08, Addington, Inc. pointed out a number of reasons why Ratliff's claim is without merit. Likewise, Addington, Inc. rejected Ratliff's third claim as it is not supported by the provisions of the Tipple Agreement.

                  Subsequently, Ratliff and Addington, Inc. have exchanged information and have discussed having a meeting to attempt to resolve these disputed claims. No litigation has been initiated by Ratliff or Addington, Inc.


III.     Section 5.11--ERISA Plans and Liabilities

         1. Ikerd-Bandy Co., Inc. Employee Benefit Plan, Plan No. 550, with an effective date of January 1, 1995.

         2. Cockrell's Fork Mining Employee Benefit Plan, Plan No. 550, with an effective date of January 1, 1995, and amended April 1, 1995, January 1, 1996, and January 1, 1997.

IV.      Section 5.12--Environment

         1. All matters disclosed in Marshall Miller's audit of September, 1997, have been disclosed to Lender.

         2. Those matters reflected in the document attached hereto and marked as Attachment A, being Schedule 3.2.13 to the Asset Purchase and Sale Agreement by and between Cyprus Orchard Valley Coal Corporation and Bowie dated December 22, 1994.

         3. Those matters reflected in the Greystone Environment Audit Report dated December 1994, a copy of which has been provided to Lender.

         4. The Company has received the following notices of material mining permit violations:

                  (1)      Permit (or other identifying) No.          898-0430
                           MSHA No.                                   15-17349
                           Violation ID No.                           510606
                           Issuing regulatory authority               KYDSMRE
                           Date violation issued                      6/27/95
                           Date of Abatement actions                  7/31/96

                  (2)      Permit (or other identifying) No.          898-0430
                           MSHA No.                                   15-17349
                           Violation ID No.                           510947
                           Issuing regulatory authority               KYDSMRE
                           Date violation issued                      6/13/96
                           Date of Abatement actions                  1/28/97

                  (3)      Permit (or other identifying) No.          832-0043
                           MSHA No.                                   Pending
                           Violation ID No.                           411642
                           Issuing regulatory authority               KYDSMRE
                           Date violation issued                      2/11/97
                           Date of Abatement actions                  3/17/97

                  (4)      Permit (or other identifying) No.          898-0369
                           MSHA No.                                   15-17434
                           Violation ID No.                           057519
                           Issuing regulatory authority               KYDSMRE
                           Date violation issued                      11/3/93
                           Date of Abatement actions                  3/30/95

                  (5)      Permit (or other identifying) No.          836-0233
                           MSHA No.                                   Pending
                           Violation ID No.                           410610
                           Issuing regulatory authority               KYDSMRE
                           Date violation issued                      5/18/94
                           Date of Abatement actions                  9/29/95


         5. Actual amounts of coal throughput, processed, or handled at various points may exceed limitations in Bowie's existing air quality permits. In December 1995, Bowie submitted an application to the Air Pollution Control Division of the Colorado Department of Public Health (the "Division") for a revised permit, which clarifies the production limits, the production throughput from the mine and allowable stockpile sizes. The Division has not yet responded because it has a significant backlog in permit applications. The Division has not issued or threatened to issue any notice of violation to Bowie for exceeding of air emissions limits.

         6. All matters disclosed in the Asbestos Summary, dated May 20, 1992, have been disclosed to Lender. (The results of the Asbestos Summary were disclosed in the Greystone Report for the Bowie Property.)

         7. KYDSMRE is currently investigating a pattern of violations relating to permit nos. 836-0247 and 898-0439.

         8. The Colorado Division of Minerals and Geology has threatened to investigate a pattern of violations relating to permits at the Bowie #2 mine.

V.       Section 5.13--Names and Places of Business

         1. From the date of its incorporation until October 12, 1995, Addington Enterprises' corporate name was Addington Acquisition Company, Inc.

         2. Tennessee Mining's principal place of business is 241 Myers Road, Jacksboro, Tennessee 37757.

         3. Ikerd-Bandy conducts certain of its operations under the assumed name of Cockrell's Fork Mining. The mailing address of Ikerd-Bandy's principal place of business is P.O. Box 375, Manchester, Kentucky 40962.

         4. Bowie's principal place of business is 1720 4010 Drive, P.O. Box 1488, Paonia, Colorado 81428-1488. Bowie also maintains offices at 1855 Old Highway 133, P.O. Box 483, Paonia, Colorado 81428, and 1612 4175 Drive, Paonia, Colorado 81428.


VI.      Section 5.14--Borrower's Subsidiaries

         Borrower owns 77.5% of the stock of Bowie Resources, Limited, a Colorado corporation, 100% of the stock of Addington Mining, Inc., a Kentucky corporation, 100% of the stock of Ikerd-Bandy Co., Inc., a Kentucky corporation and 100% of the stock of Tennessee Mining, Inc., a Kentucky corporation.


VII.     Section 5.15--Title to Properties; Licenses

         1. Ikerd-Bandy has good and marketable title to all of its material properties and assets, free and clear of all Liens other than (i) Permitted Liens, (ii) statutory and contractual inchoate landlord's liens and (iii) liens for taxes assessed but not yet due and payable.

         2. Ikerd-Bandy currently operates a loadout facility and a shop facility without mining permits on two of its properties. Ikerd-Bandy believes that no permits are necessary for these operations, and Borrower has contacted government officials to confirm this belief.

         3. Bowie is in the process of obtaining certain air quality permits.

         4. Bowie has good and marketable title to all of its assets, but the CIT Group has a lien against all fixed assets and inventories. Bowie has repaid the loan from CIT underlying the liens, and is preparing to file termination statements for such liens.

         5. Bowie is currently not in compliance with section 14(a)(v)(c) of the Master Lease Agreement dated July 17, 1995, between Bowie and CIT, which prohibits Bowie from guaranteeing or providing security for any indebtedness or liabilities of any Person, without the prior written consent of CIT, such consent not to be unreasonably withheld.

         6. Bowie is currently not in compliance with section 5(B)(7)(iii) of the Loan and Security Agreement dated January 27, 1995, between Bowie and CIT, which prohibits Bowie from guaranteeing or providing security for any indebtedness or liabilities of any Person, without the prior written consent of CIT, such consent not to be unreasonably withheld.

         7. Bowie is currently not in compliance with section 5(B)(7)(i) of the Loan and Security Agreement dated January 27, 1995, between Bowie and CIT, which prohibits Bowie from incurring any indebtedness for borrowed money other than $1,000,000 owed to Coors Energy Company (plus interest thereon) without the prior written consent of CIT, such consent not to be unreasonably withheld.

         8. Bowie is currently not in compliance with section 14(a)(v)(a) of the Master Lease Agreement dated July 17, 1995, between Bowie and CIT, which prohibits Bowie from incurring any indebtedness for borrowed money other than $1,000,000 owed to Coors Energy Company (plus interest thereon) without the prior written consent of CIT, such consent not to be unreasonably withheld.

         9. Bowie is currently not in compliance with section 7 of Rider A to the Loan and Security Agreement dated January 27, 1995, between Bowie and CIT, which requires Bowie to maintain an interest coverage ratio of not less than 2.0 to 1.0 during each fiscal quarter.

         10. Bowie is currently not in compliance with section 12 of Exhibit A to the Master Lease Agreement dated July 17, 1995, between Bowie and CIT, which requires Bowie to maintain a cash flow coverage ratio of not less than 2.0 to
1.0 as of the end of each fiscal quarter.

                                                                      SCHEDULE 2



                                SECURITY SCHEDULE

1.       Assumption Agreement by Borrower of obligations of Addington
         Enterprises, Inc.

2. Security Agreement of even date herewith executed by Borrower ("Borrower Security Agreement").

3. Mortgage and Assignment executed by Borrower and Tennessee Mining, Inc. dated as of October 8, 1997 (the "Kentucky Mortgage").

4. Modification Agreement of even date herewith to the Kentucky Mortgage (the "Kentucky Amendment").

5. Guaranty of even date herewith executed by Tennessee Mining, Inc. in favor of Agent and Lenders.

6. Security Agreement of even date herewith executed by Tennessee Mining, Inc. ("Tennessee Mining Security Agreement").

7. Deed of Trust executed by Borrower and Tennessee Mining, Inc. dated as of October 8, 1997 (the "Tennessee Deed of Trust").

8. Modification Agreement of even date herewith to the Tennessee Deed of Trust (the "Tennessee Amendment").

9. Guaranty of even date herewith executed by Ikerd-Bandy Co., Inc in favor of Agent and Lenders.

10. Security Agreement of even date herewith executed by Ikerd-Bandy Co., Inc. (Ikerd- Bandy Security Agreement")

11. Mortgage and Assignment executed by Ikerd-Bandy Co., Inc. dated as of October 17, 1997 (the "Ikerd Mortgage").

12. Modification Agreement of even date herewith to the Ikerd Mortgage (the "Ikerd Amendment").

13. Guaranty of even date herewith executed by Addington Mining, Inc. in favor of Agent and Lenders.

14. Security Agreement of even date herewith executed by Addington Mining, Inc. ("Addington Mining Security Agreement").

15. Deed of Trust to Public Trustee, Security Agreement, Assignment of Rents, Income and Proceeds, and Financing Statement dated as of June 17, 1997 from Bowie Resources, Limited to the Public Trustee of the County of Delta, State of Colorado ("Bowie Mortgage").

16. Amendment of even date herewith to the Bowie Mortgage (the "Bowie Amendment") (the Kentucky Mortgage, Kentucky Amendment, Tennessee Deed of Trust, Tennessee Amendment, Ikerd Mortgage, Ikerd Amendment, Bowie Mortgage, and the Bowie Amendment are collectively referred to as the "Mortgages").

17. Promissory Note from Bowie Resources, Limited in the amount of $15,500,000 payable to the order of Borrower.

18. Promissory Note from Bowie Resources, Limited in the amount of $44,500,000 payable to the order of Borrower.

19. Security Agreement of even date herewith of Bowie Resources, Limited in favor of Borrower, covering all personal property of Bowie Resources, Limited ("Bowie Security Agreement").

20. Assignment of Intercompany Notes and Liens and Bowie Mortgage from Borrower to Agent.

21. Stock Pledge Agreement of even date herewith executed by Larry Addington in favor of Agent and Lenders ("Larry Addington Stock Pledge").

22. Stock Pledge Agreement of even date herewith executed by Addington Enterprises, Inc. in favor of Agent and Lenders ("Addington Enterprises Stock Pledge") (the Borrower Security Agreement, Tennessee Mining Security Agreement, Ikerd-Bandy Security Agreement, Bowie Security Agreement, Addington Mining Security Agreement, Larry Addington Stock Pledge, and Addington Enterprises Stock Pledge are collectively referred to as the "Security Agreements").

                                                                      SCHEDULE 3

                                     LENDERS
                                     -------

                                                                                    Amount
                                                       Percentage Share          (in millions)
                                                       ----------------          -------------
NATIONSBANK OF TEXAS, N.A.                             60.0%                     $30,000,000

LENDING OFFICE FOR BASE RATE LOANS:

NationsBank Plaza
901 Main Street (75202)
Post Office Box 830104
Dallas, Texas 75202
Tel:     214/508-9452
Fax:     214/508-2881

LENDING OFFICE FOR COMMITTED EURODOLLAR LOANS:

Same

THE PROVIDENT BANK                                     40.0%                     $20,000,000

LENDING OFFICE FOR BASE RATE LOANS:

One East Fourth Street
Cincinnati, Ohio 45202
Tel:     513/579-2000
Fax:     513/579-2201

LENDING OFFICE FOR COMMITTED EURODOLLAR LOANS:

Same

                                                                      SCHEDULE 4

                               INSURANCE SCHEDULE

                               INSURANCE SCHEDULE


=============================================================================================================================
TITLE OF POLICY                             INSURANCE COMPANY                             POLICY #
-----------------------------------------------------------------------------------------------------------------------------
Common Policy Declarations                  AIG Energy                                    GL 565-28-99 RA
-----------------------------------------------------------------------------------------------------------------------------
Commercial Auto Coverage/Business           National Union Fire Insurance                 CA 565-49-06 RA
Auto Declarations                           Company of Pittsburgh, PA
-----------------------------------------------------------------------------------------------------------------------------
Workers' Compensation & Employers'          Reliance Insurance Company                    NWA 0139-873
Liability Policy
-----------------------------------------------------------------------------------------------------------------------------
Commercial Umbrella Declarations            AIG Excess                                    BE-932-72-84
-----------------------------------------------------------------------------------------------------------------------------
Open Cargo Policy - Marine Only             Security Insurance Company of Hartford        CR 38804A
-----------------------------------------------------------------------------------------------------------------------------
Crime Policy                                Reliance Insurance Company                    B2762127A
-----------------------------------------------------------------------------------------------------------------------------
Fiduciary Liability Coverage                Reliance Insurance Company                    B2762128
(401(k) Profit Sharing Plan)
-----------------------------------------------------------------------------------------------------------------------------
Property & Equipment                        Starr Technical Risks Agency, Inc.            ST 2604582
-----------------------------------------------------------------------------------------------------------------------------
Aviation Insurance                          Associated Aviation Underwriters              22 BHV 109221
-----------------------------------------------------------------------------------------------------------------------------
Common Policy Declarations                  National Union Fire Insurance Company of      GL5852606
                                            Pittsburgh, PA
-----------------------------------------------------------------------------------------------------------------------------
Pollution Legal Liability                   American International Speciality Lines       PLS 0192671
-----------------------------------------------------------------------------------------------------------------------------
Commercial Auto coverage/Business Auto      United States Fire Insurance Co.              1336396869
Declarations
-----------------------------------------------------------------------------------------------------------------------------
Workers Compensation & Employers            Security Insurance of Hartford                WC 374843
Liability Policy
-----------------------------------------------------------------------------------------------------------------------------
Commercial Umbrella Declarations            National Union Fire Insurance Company of      BE9328704
                                            Pittsburgh, PA
-----------------------------------------------------------------------------------------------------------------------------
Property & Equipment                        CIGNA Insurance Company                       CF120164062

=============================================================================================================================

=============================================================================================================================
TITLE OF POLICY                                  TYPE OF INSURANCE                             POLICY PERIOD
-----------------------------------------------------------------------------------------------------------------------------
Common Policy Declarations                       General Liability/Products Liability          8/1/97 to 8/1/98
-----------------------------------------------------------------------------------------------------------------------------
Commercial Auto Coverage/Business                Automobile                                    8/1/97 to 8/1/98
Auto Declarations
-----------------------------------------------------------------------------------------------------------------------------
Workers' Compensation & Employers'               Workers' Compensation                         8/1/97 to 8/1/98
Liability Policy
-----------------------------------------------------------------------------------------------------------------------------
Commercial Umbrella Declarations                 Umbrella                                      8/1/97 to 8/1/98
-----------------------------------------------------------------------------------------------------------------------------
Open Cargo Policy - Marine Only                  Cargo - Marine                                8/1/97 to 8/1/98
-----------------------------------------------------------------------------------------------------------------------------
Crime Policy                                     Crime Policies                                8/1/97 to 8/1/98
-----------------------------------------------------------------------------------------------------------------------------
Fiduciary Liability Coverage                     Coverage on 401(k) Profit Sharing Plan        8/1/97 to 8/1/98
(401(k) Profit Sharing Plan)
-----------------------------------------------------------------------------------------------------------------------------
Property & Equipment                             Property & Equipment                          4/14/97 to 4/14/98
-----------------------------------------------------------------------------------------------------------------------------
Aviation Insurance                               Aircraft Insurance                            5/24/97 to 5/24/98
-----------------------------------------------------------------------------------------------------------------------------
Common Policy Declarations                       General Liability                             6/1/97 to 6/1/98

-----------------------------------------------------------------------------------------------------------------------------
Pollution Legal Liability                        Pollution Legal Liability                     6/1/97 - 6/1/98
-----------------------------------------------------------------------------------------------------------------------------
Commercial Auto coverage/Business Auto           Automobile                                    8/5/97 to 8/5/98
Declarations
-----------------------------------------------------------------------------------------------------------------------------
Workers Compensation & Employers                 Workers' Compensation                         10/1/97 to 10/1/98
Liability Policy
-----------------------------------------------------------------------------------------------------------------------------
Commercial Umbrella Declarations                 Umbrella                                      6/1/97 - 6/1/98

-----------------------------------------------------------------------------------------------------------------------------
Property & Equipment                             Property & Equipment                          2/14/97 to 2/14/98

=============================================================================================================================

                                                                       EXHIBIT A


                                 PROMISSORY NOTE

$___________                        Dallas, Texas                _________, 1997


         FOR VALUE RECEIVED, the undersigned, AEI Holding Company, Inc. a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of NationsBank of Texas, N.A., a national banking association ("Lender"), the principal sum of Fifty Million Dollars ($50,000,000) or, if greater or less, the aggregate unpaid principal amount of the Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of NationsBank of Texas, N.A., 901 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

         This Note (i) is issued and delivered under that certain Credit Agreement of even date herewith by and between Borrower, NationsBank of Texas, N.A., individually and as Agent, and the other Lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a Note as defined therein, (ii) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events and (iii) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         This Note is executed in renewal, modification and extension of, but not in extinguishment or novation of, indebtedness of Borrower to Lender in the amount of $_________ evidenced by the Original Note (as hereinafter defined), such indebtedness having been assumed by Borrower pursuant to an Assumption Agreement of even date herewith among Borrower, Addington Enterprises, Inc. ("Addington") and Agent. As used herein the term "Original Note" means that certain Promissory Note dated October 8, 1997 made by Addington payable to the order of Lender in the stated principal amount of $50,000,000.

         The principal amount of this Note shall be due and payable in full on the Maturity Date. This Note is subject to mandatory prepayments as required in the Credit Agreement.

         Lender's Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Alternate Base Rate in effect on such day. On each Base Rate Payment Date, Borrower shall pay to the holder hereof all unpaid interest which has accrued on Lender's Base Rate Loans to but not including such Base Rate Payment Date. Each Eurodollar Loan of Lender (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on Lender's Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable immediately as it accrues.

         Notwithstanding the foregoing provisions of this Note, if at any time the rate at which interest is payable on this Note (considering together all portions of the Loan and the interest payable thereon) exceeds the Highest Lawful Rate, this Note shall bear interest at the Highest Lawful Rate only but shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged hereon to Borrower, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling, such ceiling shall be the "weekly ceiling" (as defined in Section 303 of the Texas Finance Code and Chapter 1D of Title 79, Texas Rev.Civ. Stats. 1925, as amended, respectively) for that day and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, notice of the acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS, DUTIES AND LIABILITIES OF THE PARTIES HEREUNDER AND/OR ARISING FROM OR RELATING IN ANY WAY TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR THE TRANSACTION OF WHICH SUCH INDEBTEDNESS IS A PART SHALL BE GOVERNED AND CONSTRUED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                       AEI HOLDING COMPANY, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B

                                BORROWING NOTICE

         Reference is made to that certain Credit Agreement dated as of November ___, 1997 (as from time to time amended, the "Agreement"), by and among AEI Holding Company, Inc. ("Borrower"), NationsBank of Texas, N.A., individually and as Agent, and the lenders referred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2(a) of the Agreement as follows:

         Aggregate amount of Borrowing:                                    $
                                                                             ------------------

         Type of Loans in Borrowing:                                         ------------------

         Date on which Loans are to
         be advanced:                                                        ------------------

         Length of Interest Period for
         Eurodollar Loans (1, 2, 3 or 6 months):                             ----------- months

         If combined with existing Loans
         see attached Continuation/Conversion Notice.

To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

                  (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                  (b) The representations and warranties of Restricted Persons set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                  (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Borrowing requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

                  (d) Except to the extent waived in writing as provided in
         Section 10.1(a) of the Agreement, each Restricted Person has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by such Restricted Person on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

                  (e) The aggregate amount of all outstanding Loans, after the making of the Loans requested hereby, will not be in excess of the Commitment on the date requested for the making of such Loans.

                  (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of __________, 19__.

                              AEI HOLDING COMPANY, INC.



                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT C

                         CONTINUATION/CONVERSION NOTICE

         Reference is made to that certain Credit Agreement dated as of November ___, 1997 (as from time to time amended, the "Agreement"), by and among AEI Holding Company, Inc. ("Borrower"), NationsBank of Texas, N.A., individually and as Agent, and the lenders referrred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

         Existing Borrowing(s) to be continued or converted:

                  $____________ of Eurodollar Loans with Interest Period ending

                  -------------

                  $____________ of Base Rate Loans

                  If being combined with new Loans, $____________ of new Loans to be advanced on ____________

                                                                                         $
         Aggregate amount of new Borrowing:                                               ------------------

         Type of Loans in new Borrowing:                                                  ------------------

         Date of continuation or conversion:                                              ------------------

         Length of Interest Period for Eurodollar Loans
          (1, 2, 3 or 6 months):                                                          ----------- months

         To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

                  (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                  (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

                  (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF this instrument is executed as of _________________.

                              AEI HOLDING COMPANY, INC.



                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT D

                  CERTIFICATE ACCOMPANYING FINANCIAL STATEMENTS

         Reference is made to that certain Credit Agreement dated November ___, 1997 (as from time to time amended, the "Credit Agreement"), by and among AEI Holding Company, Inc., ("Borrower"), NationsBank of Texas, N.A., individually and as Agent, and lenders referred to therein ("Lenders"). Terms which are defined in the Credit Agreement and which are used but not defined herein shall have the meanings given them in the Credit Agreement.

         The undersigned, ______________________________, does hereby certify that he is the duly elected, qualified and acting
__________________________________ of Borrower. The undersigned hereby certifies that he has made a thorough inquiry into all matters certified herein and based upon such inquiry does hereby further certify that:

         1. Attached hereto are statements confirming Borrower's compliance (or failure to comply) with the requirements of Sections of the Credit Agreement and calculations showing all of the foregoing, if applicable.

         2. Concurrently herewith Borrower is delivering to Lenders [INSERT THE FINANCIAL STATEMENTS BEING DELIVERED] and all such financial statements are materially complete.

         3. He has reviewed the Loan Documents and carried out or caused to be carried out such further review as is necessary to enable him to express an informed opinion as to compliance with the Loan Documents and that to the best of his knowledge there is no condition or event at the date of the balance sheet referred to in paragraph 2 above or at the date of this certificate which constitutes an Event of Default or a Default [EXCEPT NOTE ANY CONDITION OR EVENT AND THE NATURE AND PERIOD OF EXISTENCE OF SUCH CONDITION OR EVENT].

         IN WITNESS WHEREOF, this instrument is executed by the undersigned on this ____ day of _________________, 19__.

                                            AEI HOLDING COMPANY, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT E

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of November ___, 1997 (the "Credit Agreement") by and among AEI Holding Company, Inc., ("Borrower"), NationsBank of Texas, N.A., individually and as Agent, and the lenders referred to therein ("Lenders"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment [and][,] the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 6.1(b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Transferee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 3.7(d).

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Agent, unless otherwise specified on Schedule 1.

         5. Upon such acceptance and recording by Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

         Percentage interest assigned by Assignor:
                                                                     --------%
         Aggregate outstanding principal amount
           of Loans assigned:                                        $
                                                                      -------

         Principal amount of New Note payable to Assignor:           $
                                                                      -------

         Principal amount of Note payable to Assignee:               $
                                                                      -------

         Effective Date (if other than date
            of acceptance by Agent):                                 *_______, 19__


                                                [NAME OF ASSIGNOR], as Assignor

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                Dated:               , 19
                                                      ---------------     -



                                                [NAME OF ASSIGNEE], as Assignee

                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

Accepted [and Approved] **
this ___ day of ___________, 19 _


NATIONSBANK OF TEXAS, N.A.



By:
   -------------------------------------
   Name:
   Title:



[Approved this ____ day
of ____________, 19__


AEI HOLDING COMPANY, INC.



By:
   -------------------------------------
   Name:
   Title:








   ** Required if the Assignee is an Eligible Transferee solely by reason of clause (b) of the definition of "Eligible Transferee".

                                                                       EXHIBIT F

                                    GUARANTY
                                [Subsidiary Name]

         THIS GUARANTY is made as of November 11, 1997, by [Subsidiary], a __________ corporation ("Guarantor"), in favor of NationsBank of Texas, N.A., a national banking association, individually and as agent for Lenders, as such term is defined in the Credit Agreement described below (in such capacities "Agent").

                                    RECITALS:

         1. AEI Holding Company, Inc., a Kentucky corporation ("Borrower"), has executed that certain Promissory Note dated November**, 1997, payable to the order of NationsBank of Texas, N.A. in the original principal amount of $30,000,000 and that certain Promissory Note dated November**, 1997, payable to the order of The Provident Bank in the original principal amount of $20,000,000 (such Promissory Notes, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the "Notes").

         2. The Notes were executed pursuant to a Credit Agreement dated November**, 1997, (herein, as from time to time amended, supplemented or restated, called the "Credit Agreement"), by and between Borrower and Agent, pursuant to which funds are to be advanced to Borrower under the Notes which funds may be advanced by Borrower to its Affiliates, including Guarantor.

         3. It is a condition precedent to Lenders' obligations to advance funds pursuant to the Credit Agreement that Guarantor shall execute and deliver to Agent a satisfactory guaranty of Borrower's obligations under the Notes and the Credit Agreement.

         4. Borrower owns directly, or indirectly through one or more subsidiaries, one hundred percent (100%) of the outstanding shares of stock of Guarantor.

         5. Borrower, Guarantor, and the other direct and indirect subsidiaries of Borrower are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.

         6. The board of directors of Guarantor has determined that Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and are in the best interests of Guarantor.

         NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from Lenders' advances of funds to Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to advance funds under the Credit Agreement, Guarantor hereby agrees with Agent, for the benefit of Agent and Lenders as follows:

                                   AGREEMENTS

         Section 1. Definitions. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Obligation Document, Loan Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

         "Agent" means the Person who, at the time in question, is the "Agent" under the Credit Agreement. Whenever there is only one Lender under the Credit Agreement, "Agent" shall also refer to such Lender in such capacity as the only Lender.

         "Lenders" means NationsBank of Texas, N.A. and all other Persons who at any time are "Lenders" under the Credit Agreement.

         "Obligations" means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by Guarantor and described in subsections
(a) and (b) of Section 2.

         "Obligation Documents" means this Guaranty, the Notes, the Credit Agreement, the Loan Documents.

         "Obligors" means Borrower, Guarantor and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

         "Security" means any rights, properties, or interests of Agent or Lenders, under the Obligation Documents or otherwise, which provide recourse or other benefits to Agent or Lenders in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Agent or Lenders have rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

         Section 2.  Guaranty.

         (a) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

                  (i) the Notes, including all principal, all interest thereon and all other sums payable thereunder; and

                  (ii) All other sums payable under the other Obligation Documents, whether for principal, interest, fees or otherwise; and

                  (iii) Any and all other indebtedness or liabilities which Borrower may at any time owe to Agent or any Lender, whether incurred heretofore or hereafter or concurrently herewith, voluntarily or involuntarily, whether owed alone or with others, whether fixed, contingent, absolute, inchoate, liquidated or unliquidated, whether such indebtedness or liability arises by notes, discounts, overdrafts, open account indebtedness or in any other manner whatsoever, and including interest, attorneys' fees and collection costs as may be provided by law or in any instrument evidencing any such indebtedness or liability.

Without limiting the generality of the foregoing, Guarantor's obligations hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

         (b) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Agent or such Lender under, by reason of, or pursuant to any of the Obligation Documents.

         (c) If Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, forthwith upon demand by Agent, pay such Obligation in full to Agent for the benefit of Agent or the Lender to whom such Obligation is owed. If Borrower shall for any reason fail to perform promptly any Obligation, Guarantor will, forthwith upon demand by Agent, cause such Obligation to be performed or, if specified by Agent, provide sufficient funds, in such amount and manner as Agent shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Agent or such other Person as Agent shall designate.

         (d) If either Borrower or Guarantor fails to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or
(c) Guarantor will incur the additional obligation to pay to Agent, and Guarantor will forthwith upon demand by Agent pay to Agent, the amount of any and all expenses, including fees and disbursements of

Agent's counsel and of any experts or agents retained by Agent, which Agent may incur as a result of such failure.

         (e) As between Guarantor and Agent or Lenders, this Guaranty shall be considered a primary and liquidated liability of Guarantor.

         (f) The obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

         Section 3.  Unconditional Guaranty.

         (a) No action which Agent or any Lender may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by Borrower to Agent or any Lender), or any Security, and no course of dealing of Agent or any Lender with any Obligor or any other Person, shall release or diminish Guarantor's obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Agent or any Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Agent or any Lender or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, Guarantor hereby expressly agrees that Agent and Lenders may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:

                  (i) Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.

                  (ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.

                  (iii) Accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise).

                  (iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.

                  (v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Agent's or Lenders' rights in any or all Security.

                  (vi)  Discharge, release, substitute or add Obligors.

                  (vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as Agent or Lenders may determine to be in their best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

         (b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor's obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Agent or any Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of
Guarantor:

                  (i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

                  (ii) The failure by Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.

                  (iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Agent or any Lender.

                  (iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

                  (v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, Agent or any Lender.

                  (vi) The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

                  (vii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantor under this Guaranty.

         (c) Agent and Lenders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Agent and Lenders may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

         (d) If any payment to Agent or any Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Agent or any Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Agent or such Lender on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Agent and Lenders.

         (e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

         Section 4. Waiver. Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Obligation Documents:

         (a) notice of the incurrence of any Obligation by Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Borrower (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Agent nor any Lender shall have any responsibility of any kind to inform Guarantor of such matters, and (iii) Agent and Lenders are hereby authorized to assume that Guarantor, by virtue of its relationships with Borrower which are independent of this Guaranty, has full and complete knowledge of such matters whenever Lenders extend credit to Borrower or take any other action which may change or increase Guarantor's liabilities or losses hereunder).

         (b) notice that Agent, any Lender, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation.

         (c) notice of acceptance of this Guaranty and all rights of Guarantor under ss.34.02 of the Texas Business and Commerce Code.

         (d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.

         (e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

         Section 5. Exercise of Remedies. Agent, on behalf of Lenders, shall have the right to enforce, from time to time, in any order and at Agent's sole discretion, any rights, powers and remedies which Agent, on behalf of Lenders, may have under the Obligation Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and Guarantor shall be liable to Agent, on behalf of Lenders, hereunder for any deficiency resulting from the exercise by Agent or any Lender of any such right or remedy even though any rights which Guarantor may have against Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Agent, on behalf of Lenders, to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Agent, on behalf of Lenders, provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Agent, on behalf of Lenders, hereunder are not conditional or contingent on any attempt by Agent or any Lender to exercise any of its rights under any other Obligation Document against any Obligor or any other Person.

         Section 6. Limited Subrogation. Until all of the Obligations have been paid and performed in full Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with this Guaranty (including any right of subrogation under ss.34.04 of the Texas Business and Commerce Code), and Guarantor hereby waives any rights to enforce any remedy which Guarantor may have against Borrower and any right to participate in any Security until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Agent, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Agent to be held by Agent as collateral for, or then or at any time thereafter applied in whole or in part by Agent against, all or any portion of the Obligations, whether matured or unmatured, in such order as Agent shall elect. If Guarantor shall make payment to Agent of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Agent will, at Guarantor's request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor; provided that such transfer shall be subject to Section [3(d)] above and that without the consent of Agent (which Agent may withhold in its discretion) Guarantor shall not have the right to be subrogated to any claim or right against any Obligor which has become owned by Agent or any Lender, whose ownership has otherwise changed in the course of enforcement of the Obligation Documents, or which Agent otherwise has released or wishes to release from its Obligations.

         Section 7. Successors and Assigns. Guarantor's rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of Guarantor, as well as Guarantor. This Guaranty shall apply to and inure to the benefit of Agent and Lenders and their successors or assigns. Without limiting the generality of the immediately preceding sentence, Agent and each Lender may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Agent and each Lender may assign or otherwise transfer its rights or any portion thereof under any Obligation Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Agent or such Lender hereunder unless otherwise expressly provided by Agent or such Lender in connection with such assignment or transfer.

         Section 8. Offset. Guarantor hereby grants to Lenders a right of offset to secure the payment of the Obligations and Guarantor's obligations and liabilities hereunder, which right of offset shall be upon any and all monies, securities and other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special), credits and claims of Guarantor at any time existing against Agent or any Lender. Upon the occurrence of any Default or Event of Default Agent and each Lender is hereby authorized at any time and from time to time, without notice to Guarantor, to offset, appropriate and apply any and all items hereinabove referred to against the Obligations and Guarantor's obligations and liabilities hereunder irrespective of whether or not Agent or such Lender shall have made any demand under this Guaranty and although such obligations and liabilities may be contingent or unmatured. Agent and each Lender agrees promptly to notify Guarantor after any such offset and application made by Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such offset and application. The rights of Agent and each Lender under this section are in addition to, and shall not be limited by, any other rights and remedies (including other rights of offset) which Agent and Lenders may have.

         Section 9. Representations and Warranties. Guarantor hereby represents and warrants to Agent and each Lender as follows:

         (a) The Recitals at the beginning of this Guaranty are true and correct in all respects.

         (b) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation as set forth in the Recitals to this Guaranty; and Guarantor has all requisite power and authority to execute, deliver and perform this Guaranty.

         (c) The execution, delivery and performance by Guarantor of this Guaranty have been duly authorized by all necessary corporate action and do not and will not contravene its certificate or articles of incorporation or bylaws.

         (d) The execution, delivery and performance by Guarantor of this Guaranty do not and will not contravene any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its Affiliates or properties, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

         (e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty.

         (f) This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

         (g) There is no action, suit or proceeding pending or, to the knowledge of Guarantor, threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Guarantor's financial condition or its ability to perform its obligations hereunder.

         (h) The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and the incurrence of such liability and obligations in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly.

         (i) Guarantor is not "insolvent" on the date hereof (that is, the sum of Guarantor's absolute and contingent liabilities, including the Obligations, does not exceed the fair market value of Guarantor's assets). Guarantor's capital is adequate for the businesses in which Guarantor is engaged and intends to be engaged. Guarantor has not incurred (whether hereby or otherwise), nor does Guarantor intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

         (j) All balance sheets, earning statements, financial data and other information concerning Guarantor which have been furnished to Agent and each Lender to induce it to accept this Guaranty (or otherwise furnished to Agent and each Lender in connection with the transactions contemplated hereby or associated herewith) fairly represent the financial condition of Guarantor as of the dates and the results of Guarantor's operations for the periods for which the same are furnished. None of such balance sheets, earnings and cash flow statements, financial data and other information contains any untrue statement of a material fact or omits to state any material fact which is necessary to make any statements contained therein not misleading.

         Section 10. No Oral Change. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Lenders, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 11. Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         Section 12. Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words "this Guaranty," "this instrument," "herein," "hereof," "hereby" and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 13. Term. This Guaranty shall be irrevocable until all of the Obligations have been completely and finally paid and performed, no Lender has any obligation to make any loans or other advances to Borrower, and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Obligation Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section

3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Agent or Lenders to Borrower shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

         Section 14. Notices. Any notice or communication required or permitted hereunder shall be given as provided in the Credit Agreement.

         Section 15. Limitation on Interest. Agent, Lenders and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.

         Section 16. Loan Document. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents. Guarantor hereby approves all provisions of the Credit Agreement and the other Loan Documents and ratifies and confirms any provisions thereof which relate to Guarantor.

         Section 17. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

         SECTION 18. GOVERNING LAW; SUBMISSION TO PROCESS. (I) THIS GUARANTY SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST GUARANTOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF TEXAS AS LENDER PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, GUARANTOR ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND FURTHER AGREES TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN TEXAS. GUARANTOR WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, GUARANTOR HEREBY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 350 NORTH ST. PAUL STREET, DALLAS, TEXAS 75201, AS AGENT OF GUARANTOR TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST GUARANTOR WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN TEXAS, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY GUARANTOR TO BE EFFECTIVE AND BINDING SERVICE

IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO GUARANTOR AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT, BUT THE FAILURE OF GUARANTOR TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. GUARANTOR SHALL FURNISH TO LENDER PARTIES A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER PARTIES TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. GUARANTOR SHALL NOT REVOKE SUCH APPOINTMENT BUT IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS GUARANTOR'S AGENT, GUARANTOR HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO LENDER PARTIES THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

         (II) GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NEITHER IT NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR GUARANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH GUARANTOR HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO AGENT OR LENDERS.

         IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                                            [SUBSIDIARY NAME]

                                            By:
                                                -------------------------------
                                                  Name:
                                                  Title:

[NATIONSBANK LOGO]                 APPLICATION AND AGREEMENT         EXHIBIT H
                                   FOR STANDBY LETTER OF CREDIT

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LETTER OF CREDIT DEPARTMENT                                                Letter of Credit Number                 Date
Please issue an Irrevocable Letter of Credit in favor of the               (For NationsBank use only)
Beneficiary substantially as shown below and deliver the Credit by
[ ] Regular Mail   [ ] Airmail   [ ] Courier   [ ] Teletransmission
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Applicant (full name and mailing address)                                  BENEFICIARY (full name and mailing address; if courier
                                                                                       delivery requested full street address must
                                                                                       be provided)



For Account of (if different from Applicant)




-----------------------------------------------------------------------------------------------------------------------------------
Advising Bank (if left blank, NationsBank will choose as appropriate)      Amount (in figures and words)


                                                                           Currency        (if left blank, U.S. dollars will apply)
                                                                           --------------------------------------------------------
                                                                           Expiry Date (draft must be presented to drawee or for
                                                                           negotiation [when negotiable] on or before)

-----------------------------------------------------------------------------------------------------------------------------------

Available by draft(s) at SIGHT drawn at NationsBank's option, on NationsBank or NationsBank's correspondent when accompanied by the following document(s):
(Please check the documents and fill in the blanks below as applicable)

[ ] A written statement purportedly signed by (if left blank the Beneficiary)
________________________ with the following wording:

Quote
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                                                                     Close Quote
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[ ] Other

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[ ] Issue as per attached exhibit marked exhibit ___________________ (exhibit must be signed by the Applicant and becomes an integral part of this Application).

NOTE: If the Credit provides for automatic withdrawal without amendment, Applicant agrees that it will notify NationsBank in writing at least sixty (60) days prior to the last day specified in the Credit by which NationsBank must give notice of nonrenewal as to whether or not it wishes the Credit to be renewed. Any decision to renew or not renew the Credit shall be in NationsBank's sole discretion. Applicant hereby acknowledges that in the event NationsBank notifies the Beneficiary of the Credit that it has elected not to renew the Credit, the Credit may be drawn on if permitted by the terms of the Credit and further acknowledges and agrees that Applicant shall have no claim or cause of action against NationsBank or defense against payment under the Agreement for NationsBank's renewal or non-renewal of the Credit in the exercise of NationsBank's discretion as set forth above.

Multiple Drawings [ ] PROHIBITED (permitted if left blank)

-------------------------------------------------------------------------------
Special Instructions to NationsBank NOT TO BE INCLUDED IN THE CREDIT (if any):










-------------------------------------------------------------------------------
The terms and conditions set out above and below, and any attached exhibits, supplements or schedules referred to in this Application, have been reviewed by Applicant, and by Applicant's signature below and for good and valuable consideration, Applicant agrees to the same and to be obligated and liable under the Agreement. In the event this Application requests an Account Party different from Applicant, then such party will sign below as Co-Applicant. COMPLETION AND SUBMITTAL OF THIS APPLICATION BY APPLICANT DOES NOT OBLIGATE NATIONSBANK TO ENTER INTO THE AGREEMENT OR ISSUE THE REQUESTED CREDIT.


-------------------------------------------------------------    ------------------------------------------------------------------
Name of Company, or signature if Applicant is an individual      Name of Company, or signature if Co-Applicant is an individual

By                                                               By
  -----------------------------------------------------------      ----------------------------------------------------------------
  Authorized Signature Title                                       Authorized Signature Title

-------------------------------------------------------------    ------------------------------------------------------------------
Address                                                          Address

-------------------------------------------------------------    ------------------------------------------------------------------

-------------------------------------------------------------    ------------------------------------------------------------------

-------------------------------------------------------------    ------------------------------------------------------------------
Telephone                          Fax                           Telephone                                    Fax

-------------------------------------------------------------    ------------------------------------------------------------------
Date                                                             Date
-----------------------------------------------------------------------------------------------------------------------------------

BANK USE ONLY

-----------------------------------------------------------------------------------------------------------------------------------
Approving NationsBank Officer - Signature         Approving NationsBank Officer - Printed      Officer Number

-----------------------------------------------------------------------------------------------------------------------------------
Officer - Title                                   Officer - Interoffice Address                Cost Center Number

-----------------------------------------------------------------------------------------------------------------------------------
Officer Telephone Number (area code and number)   Purpose Code                                 Officer Fax (area code and number)

-----------------------------------------------------------------------------------------------------------------------------------

Standard Letter 1:_______________________________ by: (Swift telex mail fax)

Standard Letter 2:_______________________________ by: (Swift telex mail fax)

Standard Letter 3:_______________________________ by: (Swift telex mail fax)

1. DEFINITIONS.

In the Agreement:

(1) "Agreement" means the Application, the terms and conditions set out above and below, and the Credit, together with any and all modifications, amendments and extensions of any thereof.

(2) "Applicable Interest Rate" means, unless otherwise defined in and governed by a separate agreement between NationsBank and Applicant, the lesser of the maximum lawful rate permitted by applicable law or a per annum rate (calculated on the basis of a 360 day year) equal to the sum of the prime rate of interest established by NationsBank from time to time (which is not necessarily the lowest or best rate of interest charged by NationsBank to any of its customers) plus three percent.

(3) "Applicant" means, singularly or collectively, and, if more than one, jointly and severally, each person or entity who has executed the Application as Applicant or Co-Applicant.

(4) "Application" means the foregoing application of Applicant relating to the Credit as such application may be amended or modified from time to time in accordance herewith.

(5) "Credit" or "Letter of Credit" means the letter of credit issued pursuant to the Application as it may be amended or modified from time to time in accordance herewith.

(6) "Instrument" means the Credit or any draft, receipt, acceptance or written demand (to include teletransmissions) for payment under the Credit.

(7) "NationsBank" means the banking subsidiary of NationsBank Corporation that issues the Credit in the sole discretion of NationsBank.

(8) "property" means goods and any and all documents related thereto, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein.

2. PROMISE TO PAY.

(a) As to instruments drawn under or purporting to be drawn under the Credit, which are payable in United States currency; (i) in the case of each sight instrument, Applicant will reimburse NationsBank, at the address specified by NationsBank to Applicant, on demand, in United States currency, the amount paid thereon, or, if so demanded by NationsBank, will pay to NationsBank in advance the amount required to pay the same; and (ii) in the case of each time instrument, Applicant will pay to NationsBank, at the address specified by NationsBank to Applicant, in United States currency, the amount thereof, on demand but in any event not later than one business day prior to maturity of such time instrument at the place specified by the Credit for payment.

(b) As to instruments drawn under or purporting to be drawn under the Credit, which are payable in currency other than United States currency: (i) in the case of each sight instrument, Applicant will reimburse NationsBank, at the address specified by NationsBank to Applicant, on demand, in United States currency, the equivalent of the amount paid under the instrument at NationsBank's then current selling rate of exchange for teletransmission to the place of payment in the currency in which such instrument is payable or, if so demanded by NationsBank, will pay to NationsBank, in advance, in United States currency, the equivalent of the amount required to pay the same; and (ii) in the case of each time instrument, Applicant will pay to NationsBank, at the address specified by NationsBank to Applicant, on demand but in any event sufficiently in advance of maturity of such time instrument to enable NationsBank to arrange for cover to reach the place of payment not later than three business days prior to maturity, the equivalent of the time instrument in United States currency at NationsBank's then current selling rate of exchange for teletransmission to the place of payment in the currency in which such instrument is payable. If for any cause whatsoever there exists at the time in question no rate of exchange generally current for effecting transfers as above described, or such currency is not available for purchase by NationsBank, Applicant agrees to pay NationsBank on demand, at NationsBank's election, (i) an amount in United States currency equivalent to the actual cost to NationsBank of settlement of NationsBank's obligation to the holder of the instrument or other person, however and whenever such settlement shall be made by NationsBank, or (ii) an amount in United States currency equivalent to the estimated cost to NationsBank, as projected by NationsBank, of the future settlement of NationsBank's obligation to the holder of the instrument or other person, however and whenever such settlement shall be made by NationaBank, or (ii) an amount in United States currency equivalent to the estimated cost to NationsBank, as projected by NationsBank, of the future settlement of NationsBank's obligations to the holder of the instrument or other person, provided that upon the actual settlement of NationsBank's obligation, however and whenever occurring, NationsBank shall reimburse Applicant or Applicant shall pay to NationsBank, as the case may be, an amount in United States currency equal to the difference between the initial estimated payment by Applicant to NationsBank and the actual settlement paid by NationsBank.

(c) NationsBank may accept or pay any instrument presented to it, regardless of when drawn and whether or not negotiated, if such instrument, the other required documents and any transmittal advice are dated on or before the expiration date of the Credit, and NationsBank may honor, as complying with the terms of the Credit and of the Agreement, any instruments or other documents otherwise in order signed or issued by any person who is, or is in good faith believed by NationsBank to be, an administrator, executor, trustee in bankruptcy, debtor in possession, conservator, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor by operation of law of the party authorized under the Credit to draw or issue such instruments or other documents.

3. PROMISE TO PAY INTEREST AND FEES.

(a) Applicant will pay NationsBank, on demand: (i) NationsBank's commission at such rate as NationsBank may determine to be proper, (ii) unless expressly provided otherwise in the Application, all charges and expenses paid or incurred by NationsBank in connection with the Credit, including, without limitation, reasonable attorneys' fees for the enforcement of any rights hereunder, and (iii) interest on any amounts due by Applicant to NationsBank hereunder from the date due to the date of payment at the Applicable Interest Rate.

(b) No provision of the Agreement shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law.

4. CLEAN ADVANCES.

If the Application requests inclusion in the Credit of any provision for clean advances to the Beneficiary, NationsBank may place in the Credit such a provision in that respect as NationsBank may deem appropriate, under which any bank entitled to negotiate drafts under the Credit, acting in its discretion in each instance and upon the request and receipt in writing from the Beneficiary, may make one or more clean advances at any time on or prior to the date by which drafts are to be negotiated under the Credit. The aggregate of such advances shall in no event be more than the amount specified in the Application for clean advances, and whether or not specified therein in no event shall any such advance exceed the amount remaining available under the Credit at the time of the advance. While it is expected by Applicant that each such advance will be repaid by the Beneficiary to the bank that made the advance from the proceeds of any drafts drawn under the Credit, should any such advance not be thus repaid. Applicant will on demand pay NationsBank the amounts thereof as if such advances were evidenced by drafts drawn under the Credit. It is understood that neither NationsBank nor any bank which may make such advances shall be obligated to inquire into the use that may be made thereof by the Beneficiary and that NationsBank and each such bank shall be without liability for any wrongful use that may be made by the Beneficiary of any funds so advanced.

5. UNIFORM CUSTOMS AND PRACTICE.

The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue of the Credit by the International Chamber of Commerce (the "UCP"), shall in all respects be deemed a part hereof as fully as if incorporated herein and shall apply to the Credit. Unless expressly provided otherwise in the Credit, in the event any provision of the UCP is or is construed to vary from or be in conflict with the laws of the United States of America or any state hereof, as from time to time amended and in force, the UCP shall prevail to the extent permitted by applicable law.

6. LICENSES AND COMPLIANCE.

Applicant will procure promptly any necessary expenses for the services performed or the import, export or shipping of property shipped under or pursuant to or in connection with the Credit, and will comply with all foreign and domestic laws, rules and regulations now or hereafter applicable to the transaction related to the Credit or applicable to the execution, delivery and performance by Applicant of the Agreement. Applicant further agrees to furnish to NationsBank such evidence in respect of the above as NationsBank may at any time require.

7. INSURANCE.

Applicant shall keep such property as may be the subject of the Credit adequately covered by insurance in amounts, against risks and with companies satisfactory to NationsBank. Applicant hereby irrevocably grants its power of attorney to NationsBank and any of its officers, with the power of substitution, to endorse any check in the name of Applicant received in payment of any loss or adjustment.

8. DEFAULT

(a) In the event of the happening of any one or more of the following events (any such event being hereinafter called an "Event of Default"), namely: (i) the nonpayment of any obligations of Applicant to NationsBank (under the Agreement or otherwise, or to any other person or entity, now or hereafter existing, when due, or (ii) the failure of Applicant to perform or observe any other term or covenant of the Agreement, or (iii) the dissolution or termination of existence of Applicant, or (iv) the institution by or against Applicant of any proceeding seeking to adjudicate Applicant a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of Applicant or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for Applicant or for any substantial part of its property, or
(v) any seizure, vesting or intervention by or under authority of a government by which the management of Applicant is displaced or its authority in the control of its business is curtailed, or (vi) the attachment of or restraint as to any funds or other property which may be in, or come into, the possession or control of NationsBank, or of any third party acting on NationsBank's behalf, for the account or benefit of Applicant, or the issuance of any order of court or other legal process against the same, or (vii) the occurrence of any of the above events with respect to any person or entity which has guaranteed any obligations of Applicant to NationsBank (under the Agreement or otherwise): then, or at any time after the happening of such event, the amount of the Credit, as well as any and all other obligations of Applicant under the Agreement, shall, at NationsBank's option, and whether or not otherwise then due and payable, become due and payable immediately without demand upon or notice to Applicant.

(b) Upon the occurrence and during the continuance of any Event of Default, NationsBank is hereby authorized to set off and apply and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by NationsBank or any subsidiary or affiliate of NationsBank to or for the credit or the account of Applicant against any and all of Applicant's obligations to NationsBank under the Agreement, irrespective of whether or not NationsBank shall have made any demand under the Agreement and although such deposits, indebtedness or obligations may be unmatured or contingent. NationsBank's rights under this Section 8(b) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which NationsBank may have.

9. SECURITY.

(a) As collateral for the payment of any and all obligations of Applicant to NationsBank under the Agreement, Applicant hereby grants to NationsBank a security interest in (i) any and all documents of title, policies or certificates of insurance and other documents accompanying or related to instruments drawn under the Credit, and any and all other property shipped under or in connection with the Credit or in any way related thereto or to any of the instruments drawn thereunder (whether or not such documents or property are released to or upon the order of Applicant in trust or otherwise) and (ii) any and all proceeds and products of the foregoing. Also to secure the payment of any and all obligations of Applicant under the Agreement, NationsBank shall be subrogated to the rights (but shall have none of the obligations) of Applicant in respect of any transaction to which the Credit relates. Insofar as any property which may be held by NationsBank, or for NationsBank's account, as collateral hereunder may be released to or upon the order of Applicant. Applicant hereby acknowledges that such delivery of property is in trust pending satisfaction of Applicant's payment obligations to NationsBank, and hereby agrees to execute and/or file such receipts, agreements, forms or other documents as NationsBank may request to further evidence NationsBank's interests in such property, it being understood that NationsBank's rights as specified therein shall be in furtherance of and in addition to (but not in limitation of) NationsBank's rights hereunder. If at any time and from time to time NationsBank in good faith deems itself insecure and requires collateral (or additional collateral), Applicant will, on demand, assign and deliver to NationsBank as security for any and all obligations under the Agreement, collateral of a type and value satisfactory to NationsBank or pledge such cash collateral as NationsBank may require. NationsBank is hereby authorized, at its option at any time and with or without notice to Applicant, to transfer to or register in its name or the name of any NationsBank's nominees all or any part of the property subject to any of the security interests granted under or contemplated by the Agreement. NationsBank is also authorized, at its option, to file financing statements without the signature of Applicant with respect to all or any part of such property. Applicant will pay the cost of any such filing and, upon NationsBank's request, sign such instruments, documents or other papers, and take such other action, as NationsBank may reasonably require to perfect such security interests.

(b) If any Event of Default shall have occurred and be continuing, NationsBank may exercise in respect of the property subject to any of the security interests granted under or contemplated by the Agreement all the rights and remedies of a secured party on default under the applicable Uniform Commercial Code or any other applicable law, and also may, without notice except as specified below, sell such property or any part thereof in one or more parcels at public or private sale, at any NationsBank office or elsewhere, for cash, on credit or for future delivery, and upon such other terms as NationsBank may deem commercially reasonable. To the extent notice of sale of such property shall be required by law, reasonable notification shall be satisfied by written notice mailed or delivered to Applicant at the address specified above at least five business days prior to the date of public sale or prior to the date after which private sale is to be made Applicant will pay to NationsBank on demand all costs and expenses (including, without limitation, reasonable attorney's fees and legal expenses) related or incidental to the custody, preservation or sale of, or collection from, or other realization upon, any of such property, or related or incidental to the establishment, preservation or enforcement of NationsBank's rights in respect of any such property. In the event of sale of, collection from, or other realization upon all or any part of such property, NationsBank may, in its discretion, hold the proceeds thereof as additional collateral hereunder or then or at any time thereafter apply the proceeds thereof to the payment of such of the costs and expenses referred to above and such of the obligations of Applicant under the Agreement, whether or not then due, as NationsBank amy determine in its discretion, any surplus to be paid over to Applicant or to whomever may be lawfully entitled to receive such surplus.

10. INDEMNITY.

Applicant will indemnify and hold NationsBank (such term to include for purposes of this paragraph NationsBank's affiliates and its and its affiliates' officers, directors, employees and agents' harmless from and against (i) all loss or damage arising out of NationsBank's issuance of, or any other action taken by NationsBank in connection with, the Credit other than loss or damage resulting form the gross negligence or willful misconduct of the party seeking indemnification, and (ii) all costs and expenses (including reasonable attorney's fees and legal expenses) of all claims or legal proceedings arising out of NationsBank's issuance of the Credit or incident to the collection of amounts owed by Applicant hereunder or the enforcement of NationsBank's rights hereunder, including, without limitation, legal proceedings related to any court order, injunction, or other process or decree restraining or seeking to restrain NationsBank from paying any amount under the Credit. Additionally, Applicant will indemnify and hold NationsBank harmless from and against all claims, losses, damages, suits, costs or expenses arising out of Applicant's failure to timely procure licenses or comply with applicable laws, regulations or rules, or any other conduct or failure of Applicant

11. EFFECT OF WAIVERS.

No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by NationsBank shall impair NationsBank's rights or powers hereunder. NationsBank shall not be deemed to have waived any of its rights hereunder, unless NationsBank or its authorized agent shall have signed such waiver in writing

12. FINANCIAL INSTITUTION APPLICANT

If Applicant or Co-Applicant is a financial institution (the "Financial Institution") the Financial Institution hereby requests the issuance of the Credit for its customer (the "Customer"), who has also executed the Application as Applicant or Co-Applicant. In consideration of such issuance and as a direct and primary obligation, the Financial Institution agrees to pay to NationsBank all amounts owed by the Customer under the Agreement when due, and to pay to NationsBank its fees and expenses according to its fee schedule from time to time in effect. The Financial Institution hereby grants to NationsBank a security interest in all of the property in which the Customer has heretofore granted or may hereafter grant to the Financial Institution a security interest to secure the obligations of the Customer to the Financial Institution arising out of the execution of the Application by the Financial Institution.

13. MISCELLANEOUS.

(a) Any notice from NationsBank to Applicant shall be deemed given when mailed, postage paid, or when delivered to a courier, fee paid by shipper, addressed to Applicant at the last business address furnished by Applicant to NationsBank, or when confirmed by electronic confirmation to NationsBank as having been delivered via facsimile or other teletransmission. Any notice from Applicant to NationsBank shall be sent to the address of NationsBank specified by NationsBank to Applicant and shall be effective upon receipt by NationsBank.

(b) Each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of the Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

(c) If any law, treaty, regulation or the interpretation thereof by any court or administrative or governmental authority shall impose, modify or deem applicable any capital, reserve, insurance premium or similar requirement against letters of credit issued by NationsBank and the result thereof shall be to increase the cost to NationsBank of making any payment under or issuing or maintaining the Credit or to reduce the yield to NationsBank in connection with the Credit or the Agreement, then, on demand, Applicant will pay to NationsBank, from time to time, such additional amounts as NationsBank may in good faith determine to be necessary to compensate NationBank for such increased cost or reduced yield.

(d) Any and all payments made to NationsBank hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or witholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (such nonexcluded taxes being herein called "Taxes"). If Applicant shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13(d), NationsBank shall receive an amount equal to the sum NationsBank would have received had no such deductions been made, (ii) Applicant shall make such deductions, and (iii) Applicant shall pay the full amount deducted to the relevant authority in accordance with applicable law. Applicant will indemnify NationsBank for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 13(d) paid by NationsBank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date NationsBank makes written demand therefor. Within 30 days after the date of any payment of Taxes, Applicant will furnish to NationsBank the original or a certified copy of a receipt evidencing payment thereof.

(e) The Agreement shall be binding upon Applicant, its successors and assigns, and shall inure to the benefit of NationsBank, its successors, transferees and assigns: provided that any assignment by Applicant of any of its rights or obligations under the Agreement without the prior written consent of NationsBank shall be void.

(f) Applicant hereby authorizes NationsBank, in NationsBank's discretion, to set forth the terms of the Application in the Credit in such language as NationsBank deems appropriate, with variations not materially inconsistent with the Application.

(g) Any action, inaction, waiver or omission taken or suffered by NationsBank or by any of NationsBank's correspondents under or in connection with the Credit or any related instruments, services or property, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto, shall be binding upon Applicant and shall not place NationsBank or any of NationsBank's correspondents under any resulting liability to Applicant. Without limiting the generality of the foregoing, NationsBank and NationsBank's correspondents may act in reliance upon any written, oral, telephonic, telegraphic, facsimile or other request or notice, believed in good faith to have been authorized, whether or not given or signed by an authorized person and any such written, oral, telephonic, telegraphic, facsimile or other request or notice, shall be binding on Applicant.

(h) Except as provided in Section 13(g), no term or provision of the Agreement can be changed orally, and no executory agreement shall be effective to modify or to discharge the Agreement unless such executory agreement is in writing and signed by NationsBank. Applicant's payment and indemnity obligations under the Agreement shall survive payment under or expiration of the Credit or termination of this Agreement.

14. JURISDICTION AND WAIVER.

Applicant hereby irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the city, county, or district in which the principal office of NationsBank is located over any action or proceeding arising out of or relating to the Agreement, and Applicant hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined in such State or Federal court. APPLICANT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND THE LACK OF PERSONAL JURISDICTION. TO THE FULLEST EXTENT IT MAY LAWFULLY AND EFFECTIVELY DO SO, EACH OF APPLICANT AND NATIONSBANK WAIVES THE RIGHT TO TRIAL BY JURY. Applicant irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of in any such process to Applicant at the last business address furnished by Applicant to NationsBank. Applicant agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing, however, in this Section 14, shall affect the right of NationsBank to serve legal process in any other manner permitted by law or affect the right of NationsBank to bring any action or proceeding against Applicant or its property in the courts of any other jurisdiction. Moreover, to the extent that Applicant has or hereafter may acquire any immunity from jurisdiction or any court or from any legal process whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise with respect to itself or its property. Applicant hereby revocably waives such immunity in respect of its obligations under the Agreement.

15. FINAL AGREEMENT.

EXCEPT AS PROVIDED IN SECTION 13(G), THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO WRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.